SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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Domino’s Pizza, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Domino’s Pizza, Inc.

Annual Meeting of Shareholders

Ann Arbor, Michigan

Wednesday, April 28, 2010

Meeting begins at 10:00 a.m. • Doors open at 9:30 a.m.

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 • 734-930-3030

For further information, call Domino’s Pizza Investor Relations at 734-930-3008.

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Domino’s Pizza, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) will be held at the Domino’s Pizza World Resource Center on April 28, 2010, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect the three Directors, specifically named in the Proxy Statement, each for a term of three years;

2.	To approve an Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the current year; and

4.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 9, 2010 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Adam J. Gacek Secretary

March 19, 2010

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the Proxy Statement and the enclosed Proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed Proxy, or to vote electronically through the internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. Voting your shares by the enclosed Proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and the Company requests that you indicate your plans in this respect in the space provided on the enclosed form of Proxy or as prompted if you vote electronically.

Domino’s Pizza, Inc.

Notice of 2010 Annual Meeting of Shareholders,

Proxy Statement and Other Information

DOMINO’S PIZZA, INC.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

PROXY STATEMENT

The enclosed Proxy, for use at the Annual Meeting of Shareholders to be held at the Domino’s Pizza World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 on Wednesday, April 28, 2010, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Domino’s Pizza, Inc. Any shareholder may choose to vote by returning the enclosed Proxy card, electronically by accessing the internet site or by using the toll-free telephone number both of which are stated on the form of Proxy, or in the open meeting. Without affecting any vote previously taken, the Proxy may be revoked by the shareholder by giving notice of revocation to Domino’s Pizza, Inc. in writing, by accessing the internet site or by using the toll-free telephone number. A shareholder may also change his or her vote by executing and returning to the Company a later-dated Proxy, by a later-dated electronic vote through the internet site, by using the toll-free telephone number or by voting at the open meeting. All properly executed Proxies received by the Board, and properly authenticated electronic votes recorded through the internet or by telephone, will be voted as directed by the shareholder. All properly executed Proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as Directors of the nominees listed below under “ELECTION OF DIRECTORS;” “FOR” the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan; and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the current year.

Solicitation of Proxies may be made by mail, personal interview and telephone by officers, directors and other employees of the Company, and by employees of the Company’s transfer agent, BNY Mellon Shareowner Services. The Company will reimburse its transfer agent, banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which will be borne by the shareholder.

This Proxy Statement, including the Notice of Meeting, was first mailed to shareholders on or about March 19, 2010. As used in this Proxy Statement, references to the “Company,” “Domino’s” or “Domino’s Pizza” refer to Domino’s Pizza, Inc.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2010 Annual Meeting of Shareholders was the close of business on March 9, 2010. On the record date, there were 58,804,238 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors.

Brokers are subject to the rules of the New York Stock Exchange (the “NYSE”). The NYSE rules direct that certain matters submitted to a vote of stockholders are “routine” items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. Under current NYSE rules, we believe Proposals 1 and 2 are “non-routine” matters. Accordingly, if your broker holds shares that you own in “street name,” the broker may not vote your shares on either Proposal 1 or 2 without receiving instructions from you. The broker may vote your shares on Proposal 3 even if the broker does not receive instructions from you. If your broker does not vote on one or more of the proposals, this is commonly referred to as a “broker non-vote.” A broker non-vote will be treated in the same manner as an abstention for voting and quorum purposes. Accordingly, a broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of Directors, the approval of the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan or the ratification of the appointment of our independent registered public accounting firm. In addition, shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will not be included in vote totals and will not affect the outcome of the voting on the election of Directors, the approval of the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan or the ratification of the appointment of our independent registered public accounting firm.

PROPOSAL ONE: ELECTION OF DIRECTORS

Domino’s has a classified Board of Directors currently consisting of four Directors with terms expiring in 2010 (Class III), two Directors with terms expiring in 2011 (Class I) and three Directors with terms expiring in 2012 (Class II). At each Annual Meeting of Shareholders, Directors in one class are elected for a full term of three years to succeed those Directors whose terms are expiring. This year, the three Class III Director nominees will stand for election to a three-year term expiring at the 2013 Annual Meeting. The persons named in the enclosed proxy will vote to elect J. Patrick Doyle, James A. Goldman and Gregory A. Trojan as Directors unless the Proxy is marked otherwise. Each of the nominees has indicated their willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by Proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his term as a Director.

Our Nominating and Corporate Governance Committee does not have any specific, minimum qualifications for the nomination of director candidates. The Nominating and Corporate Governance Committee may take into account a number of factors, qualifications and skills that it deems appropriate. The Company and the Board, at a minimum, seek to have Directors with sound business judgment, wisdom and knowledge for his or her field of expertise. Identified and described below are the additional key experiences, qualifications and skills that are important to the Company’s business and that were considered in the selection of the Directors, which factors may change from time to time.

•

Business experience. The Company and the Board believes that the Company benefits from nominating Directors with a substantial degree of recent business experience. This may include accomplishments or recognized achievements in his or her particular field of practice.

•

Leadership experience. The Company and the Board believes that Directors with experience in significant leadership positions over an extended period, especially President or Chief Executive Officer positions, provide the Company with strategic insights. These Directors generally possess superior leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, long-term strategy, risk management and the methods to drive change and growth.

•	Finance experience. The Company and the Board identified an understanding of finance and financial reporting processes as an important characteristic for our Directors. The Company uses financial measures to evaluate its performance as well as its accomplishment of financial performance targets. In addition, the Board and the Audit Committee oversee the required public disclosure of the Company that includes financial statements and related information.

•

Educational and Industry experience. The Company and the Board seek to have directors with relevant education, business expertise and experience as executives, directors, investors or in other leadership positions in the retail sector, including the Quick Service Restaurant Industry.

The Nominating and Corporate Governance Committee believes that each of the nominees and directors listed below possess the necessary professional experience and qualifications to contribute to the success of the Company.

Set forth below are the name, age and principal occupation of each nominee for election as a Class III Director and of each continuing member of the Board and for the one retiring Director. Information with respect to the business experience, other publicly-held companies on which they serve, or served in the past five years, as a director and the number of shares of Domino’s Pizza, Inc. common stock beneficially owned by each Director, appears later in this Proxy Statement.

Nominees for Election for Terms Expiring in 2013 (Class III Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
J. Patrick Doyle	46	Mr. Doyle has served as President and Chief Executive Officer of Domino’s Pizza, Inc. since March 2010 and as a Director since February 2010. Mr. Doyle had served as President, Domino’s USA since September 2007 and as an executive at Domino’s Pizza, Inc. since 1997.	2010

James A. Goldman	51	Mr. Goldman has served as President and Chief Executive Officer of Godiva Chocolatier Inc. since 2004. Mr. Goldman was President of the Foods and Beverage Division at Campbell Soup Company from 2001 to 2004.	2010

Gregory A. Trojan	50	Mr. Trojan has served as President and Chief Operating Officer at Guitar Center, Inc., since 2007. Mr. Trojan served as President and Chief Executive Officer of House of Blues Entertainment, Inc. from 1996 to 2006.	2010

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR THE ABOVE NOMINEES

Continuing Directors

The following Directors will continue to serve after the 2010 Annual Meeting:

Directors with Terms Expiring in 2011 (Class I Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Andrew B. Balson	43	Mr. Balson has been a Managing Director of Bain Capital, LLC, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998.	1999

Vernon “Bud” O. Hamilton	67	Mr. Hamilton served in various executive positions for Procter & Gamble from 1966 until his retirement in 2003. Mr. Hamilton most recently served as Vice President, Innovation—Research & Development—Global from 2002 through 2003. He also served as Vice President of Procter & Gamble Customer Business Development—North America from 1999 to 2001.	2005

Directors with Terms Expiring in 2012 (Class II Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
David A. Brandon	57	Mr. Brandon has served as the Director of Intercollegiate Athletics of the University of Michigan since March 2010. Mr. Brandon has served as Chairman of the Board of Directors since March 1999. Mr. Brandon also served as Chief Executive Officer of Domino’s Pizza, Inc. from March 1999 through March 2010.	1999

Mark E. Nunnelly	51	Mr. Nunnelly has been a Managing Director of Bain Capital, LLC, a global investment company, since 1990.	1998

Diana F. Cantor	52	Ms. Cantor has been a Partner with Alternative Investment Management, LLC since January 2010. Ms. Cantor served as a Managing Director, New York Private Bank and Trust from January 2008 through January 2010.	2005

Retiring Director

The following Director will retire following the 2010 Annual Meeting:

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Robert M. Rosenberg	72	Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing, USA from 1993 until his retirement in August 1999.	1999

In addition, Dennis F. Hightower resigned from the Company’s Board of Directors on July 21, 2009.

DIRECTOR BACKGROUND INFORMATION

David A. Brandon has served as our Chairman of the Board of Directors since March 1999 and served as the Chief Executive Officer of Domino’s Pizza, Inc. from March 1999 through March 2010. Mr. Brandon has also agreed to serve as Special Advisor to the Chief Executive Officer of the Company through January 2011. Mr. Brandon became the Director of Intercollegiate Athletics at the University of Michigan in March 2010. Mr. Brandon was President and Chief Executive Officer of Valassis, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the board of directors of Valassis, Inc. from 1997 to 1998. Mr. Brandon serves on the Boards of Directors of The TJX Companies, Inc., Burger King Corporation and Kaydon Corporation. Mr. Brandon also previously served on the Board of Directors of Northwest Airlines.

Andrew B. Balson has served on our Board of Directors since March 1999, serves on the Nominating and Corporate Governance Committee of the Board of Directors and also serves on the Compensation Committee of the Board of Directors. Mr. Balson has been a Managing Director of Bain Capital, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998. Mr. Balson serves on the Boards of Directors of OSI Restaurant Partners, LLC and Dunkin’ Brands, Inc. as well as a number of other private companies. Mr. Balson also previously served on the Boards of Directors of Burger King Corporation and UGS Corp.

Diana F. Cantor has served on our Board of Directors since October 2005, serves as the Chairperson of the Audit Committee of the Board of Directors and also serves on the Nominating and Corporate Governance Committee of the Board of Directors. Ms. Cantor joined Alternative Investment Management, LLC as a Partner in January 2010. Ms. Cantor was a Managing Director with New York Private Bank and Trust from January 2008 through the end of 2009. Ms. Cantor served as Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, from 1996 to January 2008. Ms. Cantor served seven years as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor is also a member of the Board of Directors of Media General, Inc.

J. Patrick Doyle has served as President and Chief Executive Officer of Domino’s Pizza, Inc. since March 2010 and as a Director since February 2010. Mr. Doyle served as our President, Domino’s U.S.A. from 2007 through March 2010, Executive Vice President, Team U.S.A. from 2004 to 2007, Executive Vice President of International from May 1999 to October 2004 and as interim Executive Vice President of Build the Brand from December 2000 to July 2001. Mr. Doyle served as Senior Vice President of Marketing from the time he joined Domino’s in 1997 until May 1999. Mr. Doyle serves on the Board of Directors of G&K Services, Inc.

James A. Goldman was appointed to our Board of Directors in March 2010. Mr. Goldman has served as President and Chief Executive Officer of Godiva Chocolatier Inc. since 2004. Mr. Goldman was President of the Foods and Beverage Division at Campbell Soup Company from 2001 to 2004. He worked in various executive positions at Nabisco Inc. from 1992 to 2000. Prior to his work at Nabisco Inc., Mr. Goldman was a senior consulting associate at McKinsey & Co. Mr. Goldman previously served on the Board of Directors of The Children’s Place Retail.

Vernon “Bud” O. Hamilton has served on our Board of Directors since May 2005, serves as the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors and also serves on the Audit Committee. Mr. Hamilton served in various executive positions for Procter & Gamble from 1966 through 2003. Mr. Hamilton most recently served as Vice President, Innovation-Research & Development-Global from 2002 through 2003 and served as President of Eurocos, a wholly-owned subsidiary of Procter & Gamble, from 1994 to 1995, Vice President of Procter & Gamble Customer Marketing-North America from 1996 through 1998 and Vice President of Procter & Gamble Customer Business Development-North America from 1999 to 2001.

Mark E. Nunnelly has served on our Board of Directors since December 1998, and also serves on the Compensation Committee of the Board of Directors. Mr. Nunnelly is a Managing Director of Bain Capital, a global investment company. Mr. Nunnelly serves on the Boards of Directors of Dunkin’ Brands, Inc., Warner Music and OSI Restaurant Partners, LLC, as well as a number of private companies and not-for-profit corporations. Mr. Nunnelly also previously served on the Boards of Directors of DoubleClick, Inc., Eschelon Telecom, Inc., Houghton-Mifflin Company and UGS Corp.

Robert M. Rosenberg has served on our Board of Directors since April 1999, serves as the Chairman of the Compensation Committee and also serves on the Audit Committee of the Board of Directors. Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing, USA from 1993 to August 1999 when he retired. Allied Domecq Retailing, USA was comprised of Dunkin’ Donuts, Baskin-Robbins and Togo’s Eateries. Mr. Rosenberg also serves on the Board of Directors of Sonic Corp. Mr. Rosenberg also previously served on the Board of Directors of Buffets, Inc.

Gregory A. Trojan was appointed to our Board of Directors in March 2010. Mr. Trojan has served as President and Chief Operating Officer at Guitar Center, Inc., the leading United States retailer of guitars, amplifiers, percussion instruments, keyboards and pro-audio and recording equipment, since 2007. Mr. Trojan served as President and Chief Executive Officer of House of Blues Entertainment, Inc. from 1996 to 2006. Mr. Trojan served as Chief Executive Officer of California Pizza Kitchen for two years while at Pepsico Inc., and held various positions within Pepsico from 1990 to 1996. Prior to that, Mr. Trojan was a consultant at Bain & Company, the Wharton Small Business Development Center and Arthur Andersen & Co. Mr. Trojan previously served on the Board of Directors of Oakley, Inc.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Domino’s Pizza has a strong commitment to strong corporate governance practices. These practices provide a framework within which the Company’s Board and management can pursue the strategic objectives of Domino’s Pizza and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Nominating and Corporate Governance Committee and any changes are recommended to the Board for approval. The Company’s Corporate Governance Principles are posted on the Domino’s corporate and investor website www.dominosbiz.com under the Investors section and are available free of charge upon request from the Company’s Corporate Secretary. The Company’s corporate and investor website (“Investors” section on www.dominosbiz.com) also contains the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, and the Audit Committee Charter. All the referenced charters and the other documents referenced herein are available free of charge upon request from the Company’s Corporate Secretary.

The Corporate Governance Principles and the Charter of the Nominating and Corporate Governance Committee set forth the Company’s policies with respect to Board structure, membership (including nominee qualifications), performance, operations and management oversight. Pursuant to the Corporate Governance Principles, the Board meets quarterly in an executive session and in a non-management executive session. The current discussion leader for executive session is generally Mr. Doyle and the current discussion leader for the non-management executive sessions is generally Mark Nunnelly. All of the independent Directors meet separately at each quarterly Board meeting.

The entire Board of Directors is engaged in risk management oversight. At the present time the Board has not established a separate committee to facilitate its risk oversight responsibilities. The Board will continue to monitor and assess whether such a committee would be appropriate. In accordance with NYSE listed company rules, the Audit Committee assists the Board of Directors in its oversight of Domino’s Pizza’s company-wide risk management and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. The Board of Directors receives regular reports from management, as well as from the Audit Committee and other standing committees regarding relevant risks and the actions taken by management to adequately address those risks.

The Board believes that a majority of its members should be independent Directors. The Company’s Corporate Governance Principles contain the Company’s standards for director independence. A Director will be designated as independent if he or she: (i) has no material relationship with the Company or its subsidiaries; (ii) satisfies the other criteria specified by NYSE listed company rules; (iii) has no business conflict with the Company or its subsidiaries; and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board. The Board has affirmatively determined that the following Directors are independent under that definition:

Andrew B. Balson

Diana F. Cantor

Vernon “Bud” O. Hamilton

Mark E. Nunnelly

Robert M. Rosenberg

It is anticipated that the Board of Directors will evaluate the independence of James A. Goldman and Gregory A. Trojan at the next scheduled Board meeting.

The Corporate Governance Principles further provide that the Directors are invited and expected to attend the Annual Meeting of Shareholders. All Directors serving at the time attended the 2009 Annual Meeting of Shareholders.

The Company has adopted a Code of Professional Conduct for Senior Financial Officers that applies to all executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, as well as all of the Company’s other financial officers and other employees with senior financial roles. In addition, the Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees that applies to all Directors, officers and employees. The Code of Professional Conduct and the Code of Business Conduct and Ethics are posted on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com). The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Professional Conduct for the Chief Executive Officer, Chief Financial Officer, Corporate Controller or persons performing similar functions, by posting such information on its website.

A total of six meetings of the Board of the Company were held during 2009. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served during the period each served as a Director.

In accordance with NYSE requirements, the Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of “independent” Directors, as defined by Section 303A of the NYSE listed company rules. Each committee of the Board has designated responsibilities and regularly reports on their activities to the entire Board.

The Company’s current board leadership structure separates the Chairman and Chief Executive Officer roles into two positions. David A. Brandon is the Chairman of the Board and J. Patrick Doyle is the Chief Executive Officer. Since the Company initial public offering, the Company’s board leadership structure has had both positions combined. The Company has determined what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Company determined that separating the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time. The Chief Executive Officer is responsible for the strategic direction of the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officers, sets the agenda for the Board meetings and presides over meetings of the Board. The Company and the Board believe that this is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the oversight function of our Board of Directors and operating decisions. The Company and the Board feel that this provides an appropriate balance of operational focus, flexibility and oversight and support this approach.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Hamilton (Chair) and Balson and Ms. Cantor. The Committee held four meetings in 2009. Each member of the Nominating and Corporate Governance Committee is independent as required under the NYSE listed company rules as discussed above. A Nominating and Corporate Governance Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Committee’s functions include assisting the Board in determining the desired qualifications of Directors, identifying potential individuals meeting those qualifications, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, further functions include reviewing the succession planning process for senior management of the Company, reviewing the Corporate Governance Principles, making recommendations to the Board with respect to other corporate governance principles applicable to the Company, recommending Directors to serve on committees, overseeing the determinations of director independence, overseeing the annual evaluation of the Board and management and reviewing Board succession plans.

The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. The Nominating and Corporate Governance Committee may use a paid outside search firm to identify possible directors. Director candidates will be evaluated according to the qualifications as set forth in the Board’s Corporate Governance Principles, including:

•	High personal and professional ethics, integrity and values;

•	Possession of a range of talents, skills and expertise to provide sound and prudent guidance with respect to the operations and interests of the Company;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Ability to devote the time necessary for the diligent performance of the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	Willingness to represent the long-term interests of all shareholders and objectively appraise management’s performance; and

•	Board diversity and other relevant factors as the Board may determine.

While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying director candidates, the Nominating and Corporate Governance Committee considers diversity in its search for the best candidates to serve on the Board of Directors. The Committee looks to incorporate diversity into the Board through a number of demographics, skills, experiences, including operational experience, and viewpoints, all with a view to identify candidates that can assist the Board with its decision making. The Committee believes that the current Board of Directors reflects diversity on a number of these factors.

The nominees for election at the 2010 Annual Meeting of Shareholders, J. Patrick Doyle, James A. Goldman and Gregory A. Trojan, already serve as Directors of the Company.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2011 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than November 23, 2010, to Adam J. Gacek, Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for Director recommended by a shareholder.

Compensation Committee

The members of the Compensation Committee are Messrs. Rosenberg (Chair), Nunnelly and Balson. Each member of the Compensation Committee is independent as required under the NYSE listed company rules. The Compensation Committee met five times during 2009 to conduct its required business in accordance with the Compensation Committee Charter. A Compensation Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendations with respect to other executive officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making plan administration and compensation decisions under equity compensation plans approved by the Board, administering one or more incentive bonus plans, subject to shareholder approval, that will qualify as compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and implementing and administering such plans.

Audit Committee

The members of the Audit Committee are Ms. Cantor (Chair) and Messrs. Rosenberg and Hamilton. Each member of the Audit Committee is independent as required under the NYSE listed company rules. The Committee met eight times during 2009. The Audit Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Board has determined that two of its independent members, Ms. Cantor, and Mr. Rosenberg, are Audit Committee financial experts under Item 407(d)(5) of Regulation S-K. The Audit Committee’s functions include: (i) providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountants; the Company’s system of internal controls, the internal audit function, the Company’s code of ethical conduct; (ii) retaining and, if appropriate, terminating the independent registered public accountants; and (iii) approving audit and non-audit services to be performed by the independent registered public accountants.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public registered accountants are pre-approved. This policy can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services. All such services were pre-approved by the Audit Committee and rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years (dollars in thousands):

	2009	2008
Audit fees(1)	$1,102	$1,025
Audit-related fees(2)	95	103
Tax fees(3)	58	40
All other fees(4)	2	2

Total	$1,257	$1,170

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audits of four subsidiaries in 2008 and five subsidiaries in 2009 in connection with the Company’s Asset-Backed Securitization Recapitalization completed in 2007 and franchise law requirements and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The amounts also include services related to Sarbanes-Oxley Act compliance.

(2)	Includes fees for services related to the audit of the Domino’s advertising fund subsidiary, consultations concerning financial accounting and reporting standards and an agreed upon procedures engagement.

(3)	Includes services rendered for tax compliance, tax advice and tax planning.

(4)	Annual license fee for technical accounting research software.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is governed by a written charter which was adopted by the Company’s Board of Directors and is reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is responsible for, in addition to other activities, the appointment, retention and compensation of the Company’s independent registered public accountants. The Audit Committee has a policy with respect to the pre-approval of non-audit services.

Each member of the Audit Committee is independent as required under the NYSE listed company rules. The Board has determined that two of its independent members, Ms. Cantor and Mr. Rosenberg, are audit committee financial experts under Item 407(d)(5) of Regulation S-K. The Audit Committee met eight times during 2009.

In performing its responsibilities, the Audit Committee, in addition to other activities: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards Section 380 (Communication With Audit Committees); and (iii) received the letter from PricewaterhouseCoopers LLP required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2009 for filing with the Securities and Exchange Commission.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the reappointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company.

Respectfully submitted,

Audit Committee

Diana F. Cantor, Chairperson

Vernon “Bud” O. Hamilton

Robert M. Rosenberg

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the Securities and Exchange Commission) with respect to the persons believed by the Company to own beneficially more than 5% of the outstanding Common Stock, par value $0.01 per share, of the Company as of January 3, 2010:

	Common Stock, par value $.01 per share
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percentage Of Class
Bain Capital Fund VI, L.P. and Related Funds c/o Bain Capital, LLC 111 Huntington Avenue Boston, Massachusetts 02199 (1)	16,990,038	29.08%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	4,181,601	7.16%
TAMRO Capital Partners LLC 1660 Duke Street, Suite 200 Alexandria, Virginia 22314	2,919,601	5.00%

(1)	The shares included in the table consist of shares held by each of Bain Capital Fund VI, L.P., a Delaware limited partnership (“BCF VI”), Bain Capital VI Coinvestment Fund, L.P., a Delaware limited partnership (“BC VI Coinvest”), BCIP Associates II, a Delaware general partnership (“BCIP II”), BCIP Trust Associates II, a Delaware general partnership (“BCIP Trust II”), BCIP Associates II-B, a Delaware general partnership (“BCIP II-B”), BCIP Trust Associates II-B, a Delaware general partnership (“BCIP Trust II-B”), BCIP Associates II-C, a Delaware general partnership (“BCIP II-C”), PEP Investments PTY Ltd., a New South Wales limited company (“PEP”), and Brookside Capital Partners Fund, L.P., a Delaware limited partnership (“Brookside”).

Bain Capital Partners VI, L.P., a Delaware limited partnership (“BCP VI”), is the sole general partner of BCF VI and BC VI Coinvest. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”), is the sole general partner of BCP VI. BCI is the managing partner of BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B and BCIP II-C and, by power of attorney, has the right to vote and dispose of securities owned by PEP. Brookside Capital Investors, L.P., a Delaware limited partnership (“BCI LP”) is the sole general partner of Brookside. Brookside Capital Management, LLC, a Delaware limited liability company (“BCM”) is the sole general partner of BCI LP. Mr. Domenic J. Ferrante is the sole managing member of BCM.

The foregoing information is based upon Schedule 13G reports or amendments filed with the Securities and Exchange Commission (the “SEC”) by the above beneficial owners in 2009 and 2010, with respect to their holdings of the common stock of Domino’s Pizza, Inc. as of December 31, 2009 (or such other date specified above).

Security Ownership of Management

The following table sets forth, as of January 3, 2010, information with respect to the Company’s common stock, par value $.01 per share, owned beneficially by each Director, by each nominee for election as a Director of the Company, by the Executive Officers named in the Summary Compensation Table starting on page [ ] of this Proxy Statement and by all Directors and Executive Officers as a group, listed on Annex B:

Name of beneficial owner	Amount and nature of beneficial ownership(1) (2)	Percent of class
David A. Brandon(3)	1,948,489	3.3%
Wendy A. Beck	120,000	*
J. Patrick Doyle(4)	621,579	1.1%
L. David Mounts	402,025	*
Russell J. Weiner	80,084	*
Andrew B. Balson(5)	29,000	*
Diana F. Cantor	49,750	*
James A. Goldman	—	*
Vernon “Bud” O. Hamilton	63,500	*
Mark E. Nunnelly(5)	29,000	*
Robert M. Rosenberg(6)	77,898	*
Gregory A. Trojan	—	*
All Directors and executive officers as a group (20 persons)	4,997,543	8.5%

*	Less than 1%.

(1)	Includes options exercisable within 60 days following January 3, 2010.

(2)	Includes restricted stock and performance shares granted prior to January 3, 2010.

(3)	Includes 77,500 shares of non-voting common stock, 459,999 shares of non-voting common stock that can be acquired upon the exercise of outstanding options and 50,000 shares of common stock held by The David A. Brandon Foundation.

(4)	Includes 166,666 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(5)	Mr. Balson and Mr. Nunnelly are Managing Directors and Members of BCI. Messrs. Balson and Nunnelly may be deemed to share voting and disposition power with respect to all shares of common stock held by each of BCF VI, BC VI Coinvest, BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B, BCIP II-C and PEP referred to above in the section titled “Security Ownership of Certain Beneficial Owners.” Each of Messrs. Balson and Nunnelly disclaims beneficial ownership of securities held by these investment funds except to the extent of his pecuniary interest therein, if any.

(6)	Includes 28,648 shares of common stock held by The Robert M. Rosenberg 2007 Qualified Annuity Trust.

The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or Executive Officer, or information contained in filings made with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers and persons who own more than 10% of Domino’s Pizza, Inc. common stock to file initial reports of ownership and reports of changes in ownership of Domino’s Pizza, Inc. common stock with the Securities and Exchange Commission and the NYSE. The Company assists its Directors and executive officers in completing and filing those reports. Domino’s is required to disclose in its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its Directors, executive officers and shareholders who own more than 10% of Domino’s Pizza, Inc. common stock were complied with during the last completed fiscal year.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s fiscal 2009 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Compensation Committee

Robert M. Rosenberg, Chairman

Andrew B. Balson

Mark E. Nunnelly

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors, or the Compensation Committee, is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers, the Directors and the Company’s other employees participate. The goal of the Company’s compensation system is to attract, motivate and retain talented individuals to help Domino’s Pizza attain the Company’s business goals and objectives. Domino’s Pizza is committed to achieving long-term, sustainable growth and increasing shareholder value. The Domino’s Pizza compensation programs for executive officers are designed to maintain these commitments and encourage strong financial performance on an annual and longer-term basis. The Company evaluates executive compensation by measuring the total compensation of the Chief Executive Officer and other executive officers against benchmarks of comparable companies. The principal elements of the total compensation for the Chief Executive Officer and other named executive officers are base salary, annual performance incentives, long-term compensation consisting of stock options, performance shares and restricted stock, as well as certain perquisites and other benefits.

Compensation Philosophy

The Compensation Committee uses total compensation as its measurement when it determines the level and components of compensation for the named executive officers. In order to maintain the effectiveness of the Company’s current executive compensation structure, the Compensation Committee annually reviews the reasonableness of executive compensation levels using professional compensation consultants, currently Towers, Perrin, Forster & Crosby, Inc. (“Towers”), as well as public information about comparable companies within the Company’s industry, and evaluates it in light of individual performance as well as the Company’s growth and profitability. In making such determinations, the Compensation Committee reviews the nature and scope of each executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee attempts to set levels of salary, annual performance incentives, and other compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment.

Total Compensation

The Compensation Committee used total compensation as its measurement when it determined the level and components of compensation for each of the Chief Executive Officer, the Chief Financial Officer and the three other executive officers of Domino’s Pizza, Inc. who were the most highly compensated for 2009. The Company collectively refers to these executive officers throughout this section as the “named executive officers.” The Compensation Committee conducted a review of the total compensation of the named executive officers of Domino’s Pizza using data provided by Towers, the compensation consultants retained by the Compensation Committee. For the named executive officers, except for the Chief Executive Officer, the Compensation Committee used the following three components in establishing total compensation; (i) annual base salary, (ii) annual performance incentives and (iii) long term compensation, in the form of equity grants, consisting of stock option grants and performance share grants. For the Chief Executive Officer, the Compensation Committee places more emphasis on the performance-based components of total compensation, the annual performance incentive and long-term compensation, in the form of stock option grants, performance share grants and restricted stock grants, so that the Chief Executive Officer’s total compensation is targeted generally to be allocated as 20% annual base salary, 40% annual performance incentive and 40% long-term compensation. The Compensation Committee believes that the proportion of the Chief Executive Officer’s performance-based compensation as a component of total compensation should be greater than that of the Chief Executive Officer’s annual salary because performance-based compensation serves to align the Chief Executive Officer’s interest with the interests of the Company’s shareholders. For 2009, the amount of long-term compensation indicated in the Summary Compensation Table as earned by the Chief Executive Officer is greater than the stated target percentage due to grants issued to the Chief Executive Officer in the Company’s Exchange Program (as defined below).

Components of Total Compensation

Annual Base Salary Compensation. The Compensation Committee annually reviews and approves the base salaries of the named executive officers, including the Chief Executive Officer. In making these determinations, the Compensation Committee considers various factors such as the peer group median base salary, the executive’s employment agreement with the Company, the executive’s individual performance against objectives, responsibilities, leadership, years of experience, the performance of the Company with respect to the annual performance incentive measurement, and total compensation package. For 2009, the base salaries for the named executive officers ranged from 90% to 110% of the peer group median base salary, where position specific data was available.

Annual Performance Incentives. Unless otherwise stated, the following section describes the annual performance incentive for fiscal 2009 for all of the named executive officers of the Company, except the Chief Executive Officer. The amount of each named executive officer’s annual performance incentive was 100% of his or her annual base salary, except for the Chief Executive Officer, who was eligible for an annual performance incentive of 200% of his annual base salary. The Compensation Committee approved annual performance incentives for all eligible employees, including the named executive officers, based on whether the pre-approved incentive targets were met. The Compensation Committee may revise the established performance criteria and establish new performance criteria at their discretion. For performance incentive compensation in fiscal 2009, the Compensation Committee determined to establish incentives for these named executive officers using the Company’s Team Achievement Dividend Plan (“TAD”). TAD is a program designed to reward employees for the Company’s achievement of certain fiscal objectives.

In response to macroeconomic conditions and general incentive performance trends, TAD for 2009 contained two measurement periods, each with independent company-wide segment income targets with adjustments (“TAD Targets”). The first TAD Target covered the first two fiscal quarters and was measured and paid subsequent to the second fiscal quarter and the second TAD Target covered the last two fiscal quarters and was measured and paid subsequent to the end of the fiscal year. Fifty percent of a participant’s annual performance incentive was awarded based on achievement of each respective TAD Target. The measurement of such performance used segment income as defined by the Company under Accounting Standards Codification 280 (“ASC 280”), formerly Statement of Financial Accounting Standards No. 131 (“SFAS 131”) with certain adjustments and it was uniform for all the Company’s named executive officers.

The 2009 TAD Targets required the Company to achieve an appropriate threshold level of financial results before annual performance incentives were awarded. Under TAD, no incentives were paid to a named executive officer unless actual performance exceeded 85% of the TAD Target in the applicable measurement period. Each executive received two-thirds of one percent (2/3%) of his or her base salary for every one tenth of one percent (0.1%) that actual performance exceeded 85% of the TAD Target in the applicable measurement period. Additionally, for 2009, TAD had a maximum payout of 100% of an individual’s annual performance incentive, even in the event that the Company’s segment income with adjustments for either measurement period exceeded the TAD Target.

For illustrative purposes, assume a named executive officer had an annual salary of $100,000 per year and was eligible for an annual performance incentive of 100% of his or her annual salary. Further assume that the Company had a TAD Target for the first measurement period of $10,000,000 and the Compensation Committee determined that the performance result was $9,750,000, or 97.5% achievement of the TAD Target. In such a situation, the Company would pay that executive 83.33% of his or her performance incentive amount for that first measurement period, or 41.67% of his or her annual performance incentive, which would equal $41,665 for the first measurement period. Further assume that the Company had a TAD Target for the second measurement period of $10,000,000 and the Compensation Committee determined that the performance result was $9,500,000, or 95.0% achievement of the TAD Target. In such a situation, the Company would pay that executive 66.67% of his or her performance incentive amount for that second measurement period, or 33.33% of his or her annual performance incentive, which would equal $33,334 for the second measurement period. The total annual performance incentive paid to the executive for 2009 would have been 74.99% or $74,999 ($41,665 for the first measurement period plus $33,334 for the second measurement period).

The specific incentive targets were intended to reward outstanding financial performance by the Company. The performance targets were set to be aggressive, yet realistic to sufficiently motivate executive performance. In the past five years, the executives have achieved the following percentages of annual performance incentives; 100.7% for fiscal 2004, 132.0% for fiscal 2005, 69.0% for fiscal 2006, 0.0% for both fiscal 2007 and fiscal 2008 and 100.0% for fiscal 2009. Given that the Company paid no annual performance incentive to its executives for fiscal 2007 and fiscal 2008, the Company believes that the annual performance incentive structure for executives, while certainly possible and aspirational in nature, was relatively difficult to achieve. In addition, the annual performance targets set by the Compensation Committee were based on the Company’s performance as a whole. Therefore, the likelihood of each named executive achieving his or her annual performance incentive was equal.

The Company believes that disclosing publicly the specific incentive targets necessary for executives to receive an annual performance incentive would cause substantial competitive harm to the Company. As described above, the specific incentive targets are intended to reward outstanding performance by the Company and to be aspirational. In addition, the Company does not make earnings projections or otherwise disclose projected results and believes that disclosing performance targets and other projections is unhelpful and subject to misinterpretation by analysts, shareholders and the investing public.

The specific incentive targets established by the Compensation Committee take into account a variety of factors including certain plans, programs, raw material pricing and discounts, including long-term supply contracts, product pricing and discounts, volume predictions, marketing plans and expenses, product initiatives and other meaningful information that is highly confidential and proprietary to the Company and therefore treated as such. If the Company were forced to make this information available to its competitors, it would enable them to target specific strengths and weaknesses of the Company and further leverage this information in other ways that would put the Company at a competitive disadvantage.

All of the named executive officers have employment agreements that outline the provisions of his or her annual performance incentive. During the fiscal years 2007 and 2008, all the named executive officers had his or her annual performance incentive governed by the Domino’s Pizza Senior Executive Annual Incentive Plan, a Section 162(m) plan approved by the shareholders of Domino’s and during 2009, all the named executive officers, except the Chief Executive Officer, voluntarily participated in TAD, which was not a Section 162(m) plan. Section 162(m) of the Internal Revenue Code of 1986, as amended, is described below in the section titled “Tax and Accounting Considerations.”

For 2009, the Compensation Committee determined that each TAD Target had been met in full and each of the named executive officers received 100% of his or her annual performance incentive. The Compensation Committee believes that the TAD Targets it set for 2009 were appropriately aggressive in the macroeconomic environment.

In 2010, the Compensation Committee and Board of Directors approved for inclusion in this Proxy Statement for approval by the shareholders an Amended Domino’s Pizza Senior Executive Annual Incentive Plan (the “Amended 162(m) Plan”). The Amended 162(m) Plan allows the Compensation Committee flexibility in establishing the annual participants, performance measures, performance periods and performance targets, including minimum and maximum annual payment thresholds. This maximum annual threshold will not exceed $5,000,000 per participant. In addition, the Compensation Committee has made awards under the Amended 162(m) Plan for 2010 (the “2010 Awards”) to the named executive officers, including the Chief Executive Officer, conditional upon shareholder approval of the Amended 162(m) Plan.

The Compensation Committee established the following features of the 2010 Awards for the named executive officers, including the Company’s new Chief Executive Officer: (i) an annual performance period measured at the end of fiscal 2010; (ii) a potential mid-year payment of 50% of an individual’s annual performance incentive target if the Company exceeds its performance target for the first two fiscal quarters of 2010 which would reduce a named executive officer’s annual performance incentive payment by a corresponding amount; (iii) no payment to a named executive officer unless 85% of the annual performance target is attained; (iv) each named executive officer receives two-thirds of one percent (2/3%) of a specified percentage of his or her base salary for every one tenth of one percent (0.1%) that actual performance exceeds 85% of the annual performance target; and (v) named executive officers will be eligible to receive payments in excess of 100% of their annual performance incentives if the Company achieves greater than 100% of the annual performance target in accordance with the payment scale and the maximum award amount of $5,000,000 per participant.

For illustrative purposes, assume a named executive officer had an annual base salary of $100,000 per year and was eligible for an annual performance incentive of 100% of his or her annual salary. Further assume that the Company had an annual performance target of $10,000,000. The Compensation Committee determined that the annual performance result was $10,100,000 or 101.0% achievement of the annual performance target and that the Company exceeded its performance target for the first two fiscal quarters. In such a situation, the Company would pay the named executive officer 106.67% of his or her annual performance incentive, or $106,670. Additionally, 50%, or $50,000, of the named executive officer’s annual performance incentive would be paid subsequent to the second fiscal quarter in conjunction with the Company exceeding its performance target for the first two fiscal quarters.

Long-Term Compensation. The Compensation Committee believes that an equity component of named executive officer compensation serves to align the named executive officers’ interests with creating shareholder value. To that end, the Compensation Committee provides and maintains long-term equity incentive programs consisting of an equity incentive plan and an employee stock purchase plan. In 2009, the Compensation Committee continued its use of stock options as a vehicle for long-term compensation. Recipients of stock option grants do not receive a benefit from stock options unless and until the market price of the Company’s common stock increases or from potential anti-dilution payments made in connection with mandatory stock option payments, including those that may be made in connection with the declaration of a dividend.

Beginning in 2009, the Compensation Committee introduced performance shares as an additional vehicle for long-term compensation. Performance share awards are full value awards that consist of Domino’s Pizza, Inc. common stock with both time-based and performance-based vesting conditions that generally vest over three years in three separate vesting tranches. Each vesting tranche has its own performance-based vesting condition that is established annually by the Compensation Committee. All unvested performance shares are canceled upon termination of the named executive officer’s employment, except in certain circumstances such as death and qualified retirement. The specified service and age requirements for qualified retirement are 10 years of service and 55 years of age. Upon, the achievement of the qualified retirement requirements, in the event a named executive officer’s employment is terminated, the performance shares will continue to be eligible to vest upon the achievement of the applicable performance criteria.

The Compensation Committee believes that performance shares align with peer group practices to provide a diversified equity compensation strategy. Performance shares also provide additional retentive value, particularly during the recent macroeconomic environment that has significantly impacted the retentive value of stock options. Recipients of performance shares do not receive a benefit from performance shares unless the Company achieves the applicable performance goal and receive incremental benefits as the market price of the Company’s common stock increases. Participation in the Company’s equity incentive programs accomplishes the objective of linking each executive officer’s opportunity for financial gain to increases in shareholder wealth, as reflected by the market price of the Company’s common stock.

The Compensation Committee has the authority to issue equity awards under the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “2004 Plan”), which was adopted in 2004, to all eligible team members. Awards to the Chief Executive Officer and other named executive officers are also presented to the Board of Directors by the Compensation Committee and are ratified by the Board of Directors. Under the 2004 Plan, the Compensation Committee may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, stock deliverable on a deferred basis, performance share awards, and cash payments intended to defray the cost of awards. The 2004 Plan also limits the maximum number of shares for which awards may be granted to any participant in any year to 1,000,000 shares per participant. The limit on shares available under the 2004 Plan, the individual limits, and other award terms are subject to adjustment to reflect stock splits or stock dividends, combinations, and certain other events. The 2004 Plan also includes provisions concerning the treatment of awards upon the termination of service of an individual employee, and in the case of a change of control of the Company, merger or similar corporate transaction by the Company.

In 2009, the Compensation Committee made awards under the 2004 Plan to each of the named executive officers. Beginning in 2009, stock options awarded under the 2004 Plan have a maximum term of ten years and vest ratably over three years, and vested options are exercisable for a limited period of time after termination of the executive officer’s employment, except under certain circumstances including death and qualified retirement. Stock options awarded prior to 2009 under the 2004 Plan had the same terms as stock options granted in 2009 except those stock options generally vested ratably over five years. The Compensation Committee determined that a three-year vesting period was more closely aligned with industry standards and appropriate for the Company to continue to compete for the highest quality talent. All options awarded under the 2004 Plan are initially granted with an exercise price equal to the closing price of Domino’s Pizza, Inc. common stock on the grant date of the award.

In February 2009, the Compensation Committee approved the amendment of existing stock option agreements issued under the 2004 Equity Incentive Plan and all future stock option agreements issued under the 2004 Equity Incentive Plan. These amendments provide for accelerated vesting and extended exercise periods upon the retirement of option holders who have achieved specified service and age requirements. For employees, the specified service and age requirements are 10 years of service and 55 years of age. For Directors, the specified service and age requirements are 5 consecutive years of service and 55 years of age. Upon, the achievement of the requirements, all outstanding unvested options will vest upon such qualified retirement and remain exercisable through the original term of the option grant. The amended terms of the relevant stock option agreements became effective in the second quarter of 2009.

In May 2009, the Company completed a stock option exchange program (the “Exchange Program”) whereby certain outstanding stock options were exchanged for a smaller number of newly granted stock options with lower exercise prices. The Board determined that the Exchange Program helped reinstate the intended purpose of its equity incentive program and expects that the Exchange Program will ultimately build shareholder value. The Exchange Program allowed the Company to derive the maximum retention and motivation value from compensation costs already incurred in issuing the stock options and reduced the total number of outstanding stock options. Under the Exchange Program, existing options with an exercise price per share equal or greater than the sum of the closing price of a share of the Company’s common stock on the NYSE on May 29, 2009 and $3.50 were eligible for the Exchange Program. Participants received a new grant for either 75% of the outstanding options of a particular grant or 90% of the outstanding options of a particular grant depending on the original exercise price of the option grant. Such new option grants had an exercise price equal to the greater of (i) one-half of the original exercise price, or (ii) the sum of the closing price of a share of the Company’s common stock on the NYSE on May 29, 2009 and $1.00. Such new option grants retained the same vesting schedule and status as vested or unvested options as the original options that were exchanged. All named executive officers, including the Chief Executive Officer, and all Directors of the Company participated in the Exchange Program.

The 2009 equity awards issued to each of the named executive officers also contained a performance share award. Such performance shares are full value awards and vest equally over three years in separate tranches. Each vesting tranche contains a performance condition established annually by the Compensation Committee. In order for each tranche to vest such performance condition must be achieved and the named executive officer must be an employee of the Company on such vesting date, except under certain circumstances including death and qualified retirement.

In 2007, the Company’s Board of Directors adopted a dividend equivalent rights policy. A majority of the Company’s currently outstanding vested and unvested stock options are held by the Company’s management. Therefore a dividend equivalent rights policy aligns the interests of both shareholders and management by allowing for both groups to be rewarded in the event of the declaration of a dividend. Without this dividend equivalent rights policy, management and other option holders may be unfairly impacted by the payment of dividends through the loss of equity value. Additionally, by adding a dividend equivalent rights policy to the Company’s stock options, the stock options become a reward for total shareholder return instead of stock price growth alone. Consequently, stock options held by management that receive dividend equivalent rights mirror the rights and interests of the Company’s common shareholders. Therefore, when the Board of Directors considers the declaration of a dividend, the interests of management, the Board of Directors and the shareholders remain aligned.

Other Elements of Compensation

Employee Stock Payroll Deduction Plan. The Company maintains the Domino’s Pizza Employee Stock Payroll Deduction Plan (the “ESPDP”), adopted in July 2004, to provide employees, including named executive officers, with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. Such shares of the Company’s common stock purchased under the ESPDP have a one-year holding period requirement before team members can sell the shares. The Compensation Committee believes the ESPDP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the Company’s key objectives because it gives employees access to the Company’s equity at a favorable price.

Retirement Benefits. The Company does not maintain a defined benefit pension plan. The only current retirement benefit obligation of the Company is the continued medical coverage for David A. Brandon and his spouse during their lifetime upon termination of Mr. Brandon’s employment.

Deferred Compensation. The Company maintains a nonqualified elective deferred compensation plan, or the DCP, which is available to its executive officers and select senior management. Deferred amounts under the DCP are invested in mutual funds or other investments available under the DCP. The Company does not provide an employer match for amounts deferred in the DCP. The DCP is described more fully below.

Perquisites. The Company makes a limited amount of perquisites available to its executive officers, all of which are detailed, in the case of our named executive officers, in the footnotes to the Summary Compensation Table below. Each participating executive officer is reimbursed for expenses related to the completion of an annual comprehensive physical for themselves and their spouse. Additional information regarding perquisites provided to named executive officers is set forth in the Summary Compensation Table in this Proxy Statement.

Certain Other Benefits. The Company also maintains a benefits program comprised of retirement income and group insurance plans. The objective of the program is to provide executive officers and certain other full time team members with reasonable and competitive levels of benefits for the four contingencies (retirement, death, disability and illness), which will interrupt the eligible employee’s employment and/or income received as an active employee. The retirement program consists of two savings plans: (i) a tax-qualified 401(k) savings plan and (ii) a non-qualified deferred compensation plan (the DCP referenced above). The 401(k) savings plan is open to all employees age 21 or older who have also worked at least 1,000 hours for the Company. The Company provides a match on employee 401(k) contributions equal to 100% on the first three percent (3%) contributed by employees into their 401(k) funds and 50% on each of the fourth and fifth percent (4% and 5%) of employee 401(k) contributions. The non-qualified deferred compensation plan is offered to select senior management, including all executive officers.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that cover all full-time employees. All executive officers are provided reimbursement for payroll contributions when participating in the umbrella insurance policy and were provided reimbursement for payroll contributions when participating in the long-term disability plan through March 2008.

Compensation for Chief Executive Officer

David A. Brandon was named Chief Executive Officer and Chairman of the Board of the Company in March 1999. He had previously served as President and Chief Executive Officer of Valassis, Inc. from 1989 to 1998 and Chairman of the Board of Valassis from 1997 to 1998.

As of December 3, 2007, Mr. Brandon entered into an amended and restated employment agreement. This amended and restated employment agreement was further amended on December 23, 2008 to provide for him to receive an annual salary of $885,000 during the remaining term of the agreement, an increase from his 2008 salary of $850,000. In addition, each of Mr. Brandon and his wife are entitled to receive continued health insurance paid by the Company for the remainder of their lives. The amended and restated employment agreement also grants Mr. Brandon an annual allotment of 35 hours of personal use of the Company’s corporate aircraft during the term of the agreement at no charge to Mr. Brandon to address bona fide business-oriented security concerns. For any personal use hours over the allotted 35 hours per year, Domino’s has a time-sharing agreement with Mr. Brandon that requires him to reimburse the Company for such personal use of the Company’s corporate aircraft pursuant to a statutory formula. The employment agreement, also provided Mr. Brandon, as approved by the Board of Directors, stock option grants of: (i) 200,000 shares on the first business day of 2008 with a three-year graded vesting period and a five-year life; (ii) 125,000 shares on the first business day of 2009 with a two-year graded vesting period and a four-year life; and (iii) 100,000 shares on the first business day of 2010 with a one-year cliff vesting period and a three-year life, in each case with an exercise price equal to the closing price on the day of the grant. In addition, Mr. Brandon received, as approved by the Board of Directors, restricted stock grants of: (i) 75,000 shares on the first business day of 2008 with a three-year graded vesting period; (ii) 75,000 shares on the first business day of 2009 with a two-year graded vesting period; and (iii) 25,000 shares on the first business day of 2010 with a one-year cliff vesting period.

The amended and restated employment agreement provides that Mr. Brandon be eligible for an annual performance incentive that is targeted at 200% of his annual base salary, but is not guaranteed or limited, upon the achievement of the annual performance target, the actual amount of which being based on the Company’s achievement of performance target measures under the Domino’s Pizza Senior Executive Annual Incentive Plan. The amendment and restatement of Mr. Brandon’s employment agreement did not change the percentage of his base salary that he may earn as a performance incentive.

As stated above, Mr. Brandon’s annual performance incentive is governed by the Domino’s Pizza Senior Executive Annual Incentive Plan, a Section 162(m) plan approved by the Company’s shareholders. Mr. Brandon has the opportunity to earn an annual performance incentive consisting of a cash payment based upon the Company’s performance. The measurement of such performance uses segment income as defined by the Company under ASC 280 (SFAS 131) with certain adjustments in 2009. The Compensation Committee approves annual performance incentives for Mr. Brandon, based on whether the pre-approved incentive targets were met. The Compensation Committee may revise the established performance criteria and establish new performance criteria at their discretion.

In 2009, in accordance with Section 162(m), the Compensation Committee approved a financial measurement based on segment income as used in the Company’s financial reporting that includes all of the Company’s segments in part to comply with the requirements of Section 162(m). Specifically, this means that to determine the amounts of awards, if any, to be paid to the Chief Executive Officer for 2009, the Compensation Committee used segment income for 2009 with certain adjustments, which were established by the Compensation Committee in February of 2009, upon which achievement of the performance targets was calculated. The Compensation Committee determined that using segment income with certain adjustments as the basis for financial targets upon which incentive targets for the Chief Executive Officer were set was appropriate in 2009 because this measure is an excellent barometer for overall success of the Company as well as being very similar to the measure used for the annual performance incentive for other executive officers, including the other named executive officers and other employees of the Company who are not executive officers. Additionally, Mr. Brandon voluntarily agreed to forgo all annual performance incentive amounts payable to him for fiscal 2009 under the Plan that exceeded his annual performance incentive target percentage, similar to the eligible employees participating in the 2009 TAD.

No incentives are paid to Chief Executive Officer unless the annual performance incentive threshold, equal to 90% of the incentive target, was exceeded in 2009, the applicable fiscal year. The Chief Executive Officer receives one-tenth of one percent (0.1%) of a specified percentage of his base salary for every one hundredth of one percent (0.01%) (rounded to the nearest hundredth) that actual performance exceeded of 90% of the incentive target in 2009, the applicable fiscal year. The maximum annual performance incentive under the current Senior Executive Annual Incentive Plan cannot exceed $2,500,000.

For example, if the Company achieved 97.3% of the incentive target for 2009, the Chief Executive Officer would receive 73% of his annual performance incentive. For illustrative purposes, assume the Chief Executive Officer had an annual salary of $100,000 per year and was eligible for an annual performance incentive of 100% of his or her annual salary. Further assume that the Company had a performance target of $10,000,000 and the Compensation Committee determined that the performance result was $9,730,000, or 97.3% achievement of the performance target. In such a situation, the Company would pay the Chief Executive Officer 73% of his or her annual performance incentive or $73,000.

The calculation of an annual performance incentive for Mr. Brandon for 2009 was based on the achievement of the 2009 goals, which as stated above, were achieved at a level sufficient that Mr. Brandon received the entire target incentive amount. Due to the fact that the incentive award opportunity is designed to increase as the Company’s performance increases, and decrease if the specified goals are not met, Mr. Brandon’s cash compensation was significantly affected in 2009 by the Company’s performance.

Awards under the Company’s 2004 Plan in the form of stock options, performance shares and shares of restricted stock are designed to reward demonstrated leadership, motivate future superior performance, align the interests of the Chief Executive Officer with the shareholders and to retain the Chief Executive Officer. In July 2009, Towers completed a competitive analysis of Chief Executive Officer equity compensation and provided this review to the Compensation Committee. Upon review of this analysis, the Compensation Committee approved an additional equity grant to Mr. Brandon of 78,000 stock options with a three-year graded vesting period and a ten-year life and 95,000 performance shares that vest equally over three years in separate tranches. These performance shares have the same terms and conditions and those described above in the long-term compensation section.

The Compensation Committee believes that Mr. Brandon has been reasonably compensated for his performance as the Chairman of the Board and Chief Executive Officer based on peer group surveys, past financial performance of the Company and the long-term increase in the Company’s shareholder value. For peer group surveys, in December 2009, Towers provided an Executive Officer Compensation Study (the “Study”) to the Compensation Committee that combined peer group data and published surveys. The peer group surveys and the Study are described in more detail below under “Benchmarking and Peer Group.” In the Study, the median annual base compensation for chief executive officers (the “CEO Median”) was $890,000. The Compensation Committee considered the results of this Study when it determined to maintain Mr. Brandon’s annual base salary at $885,000 per year or 99.0% of the CEO Median. The Compensation Committee believes that it is appropriate to compensate the Chief Executive Officer at his current level and perhaps even at a rate above the market median in order to retain an executive in that position with a significant level of experience and expertise in the industry.

The Compensation Committee believes Mr. Brandon’s compensation package effectively links shareholder and financial performance to Mr. Brandon’s total compensation through the use of long-term awards and cash compensation that is based, in part, on Company performance. With respect to financial performance, the Company’s global retail sales, defined as total worldwide retail sales at Company-owned and franchise stores, have increased from $3.36 billion in 1999, the year David Brandon became Chief Executive Officer, to $5.63 billion in 2009, a $2.27 billion or 67.6% increase during that time period. As it relates to an increase in shareholder value, since the Company’s initial public offering in July 2004 through February 1, 2010, the price of the Company’s common stock, after adding back dividends paid by the Company, has increased approximately 84%. The Compensation Committee has continued the Company’s practice of using primarily performance-based awards for equity compensation to named executive officers, consisting of stock options and performance shares and has historically granted restricted stock only to the Chief Executive Officer. The philosophy behind this practice is that stock options and performance shares require increased Company financial performance in order to earn the Chief Executive Officer long term compensation but that restricted stock awards may also be valuable in compensating and retaining certain executive officers.

On March 7, 2010, Mr. Brandon relinquished his role as Chief Executive Officer and will serve as Special Advisor to the Chief Executive Officer through January 2011. Mr. Brandon will receive a pro rata portion of his 2010 annual performance incentive for the period ending March 31, 2010 to the extent the Company achieves the 2010 annual performance target. Mr. Brandon will continue to serve as a Director for the remainder of his elected term and as Chairman of the Board of Directors.

For his service as Special Advisor, Mr. Brandon will receive a monthly salary of $25,000 beginning April 1, 2010 and continuing through his employment agreement. Additionally, as Special Advisor, Mr. Brandon will receive an annual allotment of 35 hours of personal use of the Company’s corporate aircraft through the end of 2011.

On March 8, 2010, J. Patrick Doyle transitioned from his role as President, Domino’s U.S.A., to President and Chief Executive Officer of the Company. On February 25, 2010 Mr. Doyle was also appointed to the Board of Directors and entered into an employment agreement that terminates on February 25, 2013. This employment agreement provides for him to receive an annual salary of $750,000, an increase from his 2009 salary as President, Domino’s U.S.A. of $485,000. The employment agreement also grants Mr. Doyle an annual allotment of 35 hours of personal use of the Company’s corporate aircraft during the term of the agreement at no charge to Mr. Doyle to address bona fide business-oriented security concerns. For any personal use hours over the allotted 35 hours per year, Domino’s has a time-sharing agreement with Mr. Doyle that requires him to reimburse the Company for such personal use of the Company’s corporate aircraft pursuant to a statutory formula. The employment agreement also provides that Mr. Doyle be eligible for an annual performance incentive that is targeted at 200% of his annual base salary, but is not guaranteed, upon the achievement of the annual performance target, the actual amount of which being based on the Company’s achievement of performance target measures under the Amended 162(m) Plan.

Upon appointment to President and Chief Executive Officer, Mr. Doyle was awarded, as approved by the Board of Directors, (i) a stock option grant of 250,000 shares on February 25, 2010, with a three-year graded vesting period, a ten-year life and an exercise price equal to the closing price on the day of the grant, and (ii) performance share grant of 75,000 shares on February 25, 2010 that vest equally over three years in separate tranches. These performance shares have the same terms and conditions and those described above in the long-term compensation section.

Mr. Doyle’s opportunities to increase his future compensation depend on the Company’s future performance and the competitive pay practices of comparable positions within the food-service industry.

Benchmarking and Peer Group

The Compensation Committee has commissioned several peer group and market surveys, including the Study described above, for a review of Chief Executive Officer and other named executive officer compensation at the Company’s peer group. The Compensation Committee targeted the annual Chief Executive Officer’s salary for Mr. Brandon to be near the market median for the Company’s peer group and total compensation for Mr. Brandon to be above the market median for the Company’s peer group based on the industry, financial performance and characteristics of the peer group companies. The Compensation Committee believes it was appropriate to compensate the Mr. Brandon at a rate above the market median in order to retain an executive in that position with a significant level of experience and expertise in the industry in which the Company competes. The Compensation Committee targeted the annual Chief Executive Officer’s salary for Mr. Doyle to be between 80% and 90% of the market median for the Company’s peer group and total compensation for Mr. Doyle to be above the market median for the Company’s peer group based on the industry, financial performance and characteristics of the peer group companies. The Compensation Committee believes it is appropriate to compensate Mr. Doyle at this rate as a newly appointed Chief Executive Officer with a significant level of operational experience in the industry in which the Company competes and has served in an executive capacity at the Company for more than 12 years. The Company has selected the following companies to include in its peer group: The Pantry, Inc., Autozone, Inc., Darden Restaurants, Inc., Brinker International, Inc., Jack in the Box Inc., CBRL Group, Inc., Wendy’s/Arby’s Group, Inc., Burger King Corporation, CKE Restaurants, Inc., DineEquity, Inc., Ruby Tuesday, Inc., Papa John’s International, Inc., Denny’s Corporation, Panera Bread Company and CEC Entertainment, Inc. The following criteria were considered in determining the members of the peer group; publicly-traded, quick service restaurant industry, annual revenues between $700 million and $6 billion, complexity of business, and recruiting pool for executives.

Employment Agreements

Each of the named executive officers is party to an agreement that provides employment and severance terms and for a two year non-competition and non-solicitation agreement. All the named executive officers’ employment agreements were revised in December 2008 to provide for the compliance with the provisions of Internal Revenue Code §409A that addressed nonqualified deferred compensation and to provide annual salary increases for the named executive officers. The provisions of the employment agreements relating to termination of employment and severance are described in more detail under “Potential Post Employment Payments to Executive Officers.” We believe entering into non-competition and non-solicitation arrangements with our named executive officers is important to protect the Company following the cessation of their employment and we believe also that severance provisions help attract and retain top performing executive officers. The employment agreements were amended in March 2010 to align with the Amended 162(m) Plan.

Stock Ownership Guidelines

The Compensation Committee ratified stock ownership guidelines in April 2007 and reviewed and confirmed these guidelines in April 2008 and April 2009. These ownership guidelines provide for stock ownership after five years of employment or service in a covered position with the Company of five times base salary for the Chief Executive Officer and either three or four times base salary for other executive officers depending on their position. These stock ownership guidelines are designed to align management’s and shareholder’s interests and to encourage loyalty and long-term focus of executives.

Tax and Accounting Considerations

Section 162(m) generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per individual employee per year. However, this limitation generally does not apply to performance-based compensation under a plan that is approved by the shareholders of a company that also meets certain other technical requirements. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). At the Company’s 2006 Annual Meeting of Shareholders, the shareholders approved the Domino’s Pizza Senior Executive Annual Incentive Plan that qualifies under Section 162(m). The Compensation Committee and Board of Directors have approved for inclusion in this Proxy Statement for approval by the shareholders the Amended 162(m) Plan, the terms of which are described above. However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, the possibility exists that exceptions may occur. The Company’s compensation and benefit arrangements are also designed to qualify for an exemption under, or satisfy the requirements of, the rules and regulations relating to nonqualified deferred compensation under Internal Revenue Code §409A. The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.

Equity Award Processes

Almost all of the equity awards are granted at the regularly scheduled meetings of the Compensation Committee in February and July of each year, except for the equity awards for the Chief Executive Officer whose equity awards are described above. The specific date of these meetings is set by the Board of Directors, along with other Board and committee meetings, generally one to two years in advance. On occasion, in connection with new hires, promotions or extraordinary corporate events, stock options have been granted at other times during the year. The Compensation Committee does not have any plans, practices or policies of timing these equity award grants in coordination with the release of material non-public information and the Company does not have any plans, practices or policies of timing the release of material non-public information with the timing of stock option grants. The exercise price of stock options is set at the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date of the grant.

Compensation Committee Members and the Compensation Committee Charter

The Compensation Committee of the Board of Directors consists of only outside, non-employee, independent Directors, who are appointed by the Board of Directors. The independence of each member of the Compensation Committee is determined annually by the full Board of Directors in accordance with Section 303A of the NYSE listed company rules. The Compensation Committee’s membership is determined by the Board of Directors. The Compensation Committee is currently composed of Robert Rosenberg (Chair), Andrew Balson and Mark Nunnelly.

The Compensation Committee is responsible for establishing the Company’s compensation philosophy, approving the Company’s executive compensation programs and establishing the salaries and other compensation of the Company’s executive officers. The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendations to the Board with respect to other compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to certain incentive compensation plans, making administrative and compensation decisions under equity compensation plans, administering one or more cash incentive plans qualifying as compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m), and implementing and administering such plans.

The Compensation Committee’s charter reflects the Compensation Committee’s responsibilities, and the Compensation Committee and the Board reviews the charter at least once annually. The Charter was last reviewed in April 2009. The Compensation Committee recommends any revisions to the charter to the Board of Directors for approval.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee and to discontinue such services. In accordance with this authority, the Compensation Committee has engaged Towers, as an independent compensation consultant, to advise the Compensation Committee on matters related to executive compensation. In 2009, Towers attended the May Compensation Committee meeting where they provided information on industry trends in executive compensation, specifically focusing on equity compensation. Additionally, in November 2009, Towers prepared two studies, the first was an analysis on executive competitive pay practices and the second was an analysis on Board competitive pay practices. Both studies were provided to the Compensation Committee at the December 2009 meeting. The Compensation Committee intends to use Towers (now Towers Watson & Co.) in 2010.

Role of Executive Officers in Establishing Compensation

The Company’s executive officers have a limited role in the executive compensation process. The Chief Executive Officer and the Chairman of the Compensation Committee annually review the performance of each executive officer and the other executive officers. The purpose of these reviews is to evaluate performance for a given year and for compensation planning for the subsequent year. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Compensation Committee ultimately makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to the executive officers.

Compensation Committee Activity

In 2009, the Compensation Committee established the annual performance measure, list of participants and target incentive amounts for executives under the Domino’s Pizza Senior Executive Annual Incentive Plan, a Section 162(m) compliant plan approved by the Company’s shareholders in 2006 for senior executives of the Company. For 2009, the only participant under the Domino’s Pizza Senior Executive Annual Incentive Plan was David A. Brandon. The Compensation Committee also approved the use of performance share awards and a new form of stock option agreement containing a qualified retirement vesting provision and a three-year vesting period for employees. The Compensation Committee also approved and instituted the Exchange Program in 2009, as described above. The Compensation Committee met five times during 2009.

Use of Tally Sheets

The Compensation Committee, with the assistance of management of the Company, created a tally sheet to facilitate the Compensation Committee’s review of the total compensation of the named executive officers of the Company. In preparation of this Proxy Statement, the Compensation Committee reviewed the tally sheets for the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers in accordance with SEC rules. The tally sheets contained annual cash compensation (salary and annual performance incentive), other compensation, stock option exercises, annual grants under the 2004 Plan, with Accounting Standards Codification 718 (“ASC 718”), formerly Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” (“SFAS 123R”) fair market values for the grants, potential severance payments, and stock option holdings with total in the money value at the end of the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, none of the Company’s executive officers served on the board of directors of any entities that had one or more executive officers serve on the Compensation Committee. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee. During 2009, the following Directors served on the Compensation Committee; Robert M. Rosenberg (Chair), Mark E. Nunnelly, Andrew B. Balson and Dennis F. Hightower.

RISK ASSESSMENT DISCLOSURE

Senior human resource executives of the Company assessed the risks associated with the Company’s compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in Company practices and policies. The assessment determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE FOR 2009

The following table summarizes compensation awarded or paid to, each of the Chief Executive Officer, the Chief Financial Officer of the Company, the three other executive officers of Domino’s Pizza who were the most highly compensated for 2009. All information set forth in this table reflects compensation earned by these individuals for services with Domino’s Pizza. For ease of reference, the Company collectively refers to these executive officers throughout this section as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
David A. Brandon Chairman and Chief Executive Officer	2009 2008 2007	917,692 847,462 788,462	— — —	508,873 107,000 2,035,500	(4) (5)	826,696 728,000 1,992,000	1,770,000 — —	— — —	183,870 108,790 12,932,805	4,207,131 1,791,252 17,748,767
J. Patrick Doyle President, Domino’s U.S.A.	2009 2008 2007	502,885 465,000 395,923	— 17,885 —	340,373 — —		442,152 828,000 1,681,600	485,000 — —	— — —	13,951 19,737 4,675,144	1,784,361 1,330,622 6,752,667
Wendy A. Beck Executive Vice President of Finance and Chief Financial Officer	2009 2008 2007	440,769 236,538 —	150,000 15,769 —	183,273 — —		103,458 1,175,000 —	425,000 — —	— — —	55,861 173,012 —	1,358,361 1,600,319 —
Russell J. Weiner Executive Vice President and Chief Marketing Officer	2009 2008 2007	379,038 84,231 —	100,000 14,038 —	183,273 — —		121,609 1,257,500 —	365,000 — —	— — —	29,725 29,356 —	1,178,645 1,385,125 —
L. David Mounts Executive Vice President of Supply Chain Services	2009 2008 2007	430,385 400,000 398,077	— 15,385 —	209,461 — —		249,100 414,000 763,600	415,000 — —	— — —	37,579 11,688 1,579,741	1,341,525 841,073 2,741,418

(1)	The amounts listed in 2009 reflect new hire bonus payments and the amounts listed in 2008 reflect a 2008 special holiday bonus approved by the Compensation Committee.

(2)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. In accordance with SEC requirements, the amounts for 2009 reflect the fair value of awards issued in fiscal 2009 and the incremental fair value of awards issued under the Exchange Program. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended January 3, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2010. Amounts in the “Stock Awards” column reflect the fair value related to grants of restricted stock and performance shares pursuant to our Amended 2004 Equity Incentive Plan, and amounts in the “Option Awards” column reflect the fair value related to grants of stock options pursuant to our Amended 2004 Equity Incentive Plan. The stock awards for 2009 represent the first two tranches of the performance share award or the number of shares in each award that have been valued as of January 3, 2010 and the remaining number of shares will be valued when the performance condition is established for the final tranche, which is expected to occur in December 2010.

(3)	The 2009 amounts listed for all executive officers are further elaborated upon in the All Other Compensation table below.

(4)	In accordance with SEC requirements, the 2008 amount represent the fair value of a restricted stock grant to Mr. Brandon approved by the Compensation Committee in 2008 and issued to Mr. Brandon in 2009.

(5)	In accordance with SEC requirements, the 2007 amount represent the fair value of restricted stock granted to Mr. Brandon pursuant to his Amended and Restated Employment Agreement that was executed in 2007. These restricted stock grants were considered granted for accounting purposes in 2007 but were issued to Mr. Brandon in 2008, 2009 and 2010.

The following table below shows amounts under All Other Compensation for 2009:

Name	Year	Perquisites and Other Personal Benefits ($) (1)	Relocation		Insurance Premiums / Medical Reimbursements ($) (2)	Company Contributions to Retirement, 401(k) and Health Savings Plans ($) (3)	Tax Reimbursements ($) (4)	Total ($)
David A. Brandon	2009	116,929	—		5,778	8,385	52,778	183,870
J. Patrick Doyle	2009	1,363	—		1,847	9,645	1,096	13,951
Wendy A. Beck	2009	1,363	35,894	(5)	1,532	—	17,072	55,861
Russell J. Weiner	2009	2,697	18,305	(6)	1,478	746	6,499	29,725
L. David Mounts	2009	3,682	—		15,421	10,254	8,222	37,579

(1)	Mr. Brandon’s payment represents $115,992 in the amount of personal airplane usage and $937 in a team member award. Mr. Doyle’s payment represents $1,363 in a team member award. Ms. Beck’s payment represents $1,363 in a team member award. Mr. Weiner’s payment represents $2,697 in a team member award. Mr. Mounts’ payment represents $1,486 in the amount of personal airplane usage and $2,196 in a team member award.

(2)	Mr. Brandon’s amount represents company-paid benefit of $1,650 for umbrella life insurance and company-paid benefit of $4,128 for group term life insurance. Mr. Doyle’s payment represents company-paid benefit of $1,100 for umbrella life insurance and company-paid benefit of $747 for group term life insurance. Ms. Beck’s payment represents company-paid benefit of $1,100 for umbrella life insurance and company-paid benefit of $432 for group term life insurance. Mr. Weiner’s payment represents company-paid benefit of $1,100 for umbrella life insurance and company-paid benefit of $378 for group term life insurance. Mr. Mount’s payment represents company-paid benefit of $1,100 for umbrella life insurance, company-paid benefit of $630 for group term life insurance and company-paid medical expenses in the amount of $13,691.

(3)	For all named executive officers, represents the amount of company match made to the Domino’s Pizza 401(k) Savings plan. For Mr. Mounts, also represents a company match made in the amount of $700 to his Health Savings Account.

(4)	Mr. Brandon’s amount represents tax gross up on umbrella life insurance payments in the amount of $734, tax gross up on airplane usage in the amount of $51,627 and tax gross up on certain other perquisites in the amount of $417. Mr. Doyle’s amount represents tax gross up on umbrella life insurance payments in the amount of $490 and tax gross up on certain other perquisites in the amount of $606. Ms. Beck’s amount represents tax gross up on umbrella life insurance payments in the amount of $490, tax gross up on relocation expenses in the amount of $15,976 and tax gross up on certain other perquisites in the amount of $606. Mr. Weiner’s amount represents tax gross up on umbrella life insurance payments in the amount of $490, tax gross up on relocation expenses in the amount of $4,809 and tax gross up on certain other perquisites in the amount of $1,200. Mr. Mounts’ amount represents tax gross up on umbrella life insurance payments in the amount of $490 and tax gross up for company-paid medical expenses in the amount of $6,094 tax gross up on airplane usage in the amount of $661 and tax gross up on certain other perquisites in the amount of $977.

(5)	Ms. Beck’s relocation costs represent temporary living costs.

(6)	Mr. Weiner’s relocation costs represent home sale incentive of $7,500 and expenses relating to the sale of a previous residence the amount of $10,805.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information concerning non-equity incentive plan awards and individual grants of stock options and restricted stock made during the fiscal year ended January 3, 2010 to each of the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($) (5)	Target ($) (6)	Maximum ($) (7)	Threshold (#)	Target (#) (1)		Maximum (#)
	01/02/2009		—	—	—	—		—	—		125,000	5.02	153,750
David A. Brandon	01/02/2009		—	—	—	—		—	75,000	(8)	—	—	376,500
	01/01/2009	—	1,770,000	1,770,000	—	—		—	—		—	—	—
	06/01/2009	—	—	—	—	—		—	—		179,999	10.06	36,687
	06/01/2009	—	—	—	—	—		—	—		37,500	11.23	23,029
	06/01/2009	—	—	—	—	—		—	—		90,000	12.51	62,013
	06/01/2009	—	—	—	—	—		—	—		180,000	10.06	25,103
	06/01/2009	—	—	—	—	—		—	—		270,000	10.06	249,994
	07/23/2009	—	—	—	—	—		—	—		78,000	8.33	276,120
	07/23/2009	—	—	—	—	31,666	(9)	—	—		—	—	263,778
	12/08/2009	—	—	—	—	31,666	(9)	—	—		—	—	245,095
J. Patrick Doyle	01/01/2009	—	485,000	485,000	—	—		—	—		—	—	—
	06/01/2009	—	—	—	—	—		—			54,000	10.06	11,006
	06/01/2009	—	—	—	—	—		—			18,000	10.06	12,815
	06/01/2009	—	—	—	—	—		—			11,250	11.23	6,909
	06/01/2009	—	—	—	—	—		—			25,500	12.51	17,570
	06/01/2009	—	—	—	—	—		—			103,500	10.06	95,831
	06/01/2009	—	—	—	—	—		—			135,000	10.06	95,822
	07/16/2009	—	—	—	—	—		—	—		60,000	7.97	202,200
	07/16/2009	—	—	—	—	21,666	(10)	—	—		—	—	172,678
	12/08/2009	—	—	—	—	21,666	(10)	—	—		—	—	167,695
Wendy A. Beck	01/01/2009	—	425,000	425,000	—	—		—	—		—	—	—
	06/01/2009	—	—	—	—	—		—			225,000	10.06	2,358
	07/16/2009	—	—	—	—	—		—	—		30,000	7.97	101,100
	07/16/2009	—	—	—	—	11,666	(11)	—	—		—	—	92,978
	12/08/2009	—	—	—	—	11,666	(11)	—	—		—	—	90,295
Russell J. Weiner	01/01/2009	—	365,000	365,000	—	—		—	—		—	—
	06/01/2009	—	—	—	—	—		—			225,000	10.06	20,509
	07/16/2009	—	—	—	—	—		—	—		30,000	7.97	101,100
	07/16/2009	—	—	—	—	11,666	(11)	—	—		—	—	92,978
	12/08/2009	—	—	—	—	11,666	(11)	—	—		—	—	90,295
L. David Mounts	01/01/2009	—	415,000	415,000	—	—		—	—		—	—	—
	06/01/2009	—	—	—	—	—		—	—		75,000	10.65	45,261
	06/01/2009	—	—	—	—	—		—	—		11,250	11.23	6,909
	06/01/2009	—	—	—	—	—		—	—		103,500	10.06	95,831
	07/16/2009	—	—	—	—	—		—	—		30,000	7.97	101,100
	07/16/2009	—	—	—	—	13,333	(12)	—	—		—	—	106,264
	12/08/2009	—	—	—	—	13,333	(12)	—	—		—	—	103,197

(1)

Represents one tranche of a performance share award of Domino’s Pizza, Inc. common stock equal to one-third of the total performance shares awarded. Each vesting tranche contains a performance condition established annually by the Compensation Committee. In order for each tranche to vest such performance condition must be achieved and the named executive officer must be an employee of the Company on such vesting date, except under certain circumstances including death and qualified retirement. The awards shown for these performance shares represent the tranches of the award or the number of shares in each award that have been valued and the remaining number of shares will be valued when the performance condition is established for the final tranche, which is expected to occur in December 2010.

(2)	All option awards granted on June 1, 2009 were granted in connection with the Exchange Program, vest over the same period as the option awards for which they were exchanged (generally 20% over 5 years), and were granted with an exercise price no less than $1.00 above the closing price of Domino’s Pizza, Inc. common stock on the NYSE on May 29, 2009, the date the Exchange Program was accepted. All other option awards were granted with an exercise price equal to the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date of grant. All other option awards granted in 2009, with the exception of Mr. Brandon’s January 2, 2009 award, vest one-third per year over 3 years beginning on the first anniversary of the grant date and have a 10 year term, provided the named executive officer remains a current employee. Mr. Brandon’s option award vests one-half per year over 2 years beginning on the first anniversary of the grant date and has a 4 year term.

(3)	Reflects the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date of grant, except as described in footnote 2 above.

(4)	Represents the total ASC 718 (SFAS 123R) fair value of the option awards, except for those option awards with grant dates of June 1, 2009 which were replacement grants issued in conjunction with our Exchange Program and represent the incremental fair value received. Also, represents the total fair value of the stock awards.

(5)	For Mr. Brandon, represents the amount to which he would be entitled if the Company had achieved 90.1% of its annual performance incentive target under the Domino’s Pizza Senior Executive Annual Incentive Plan. For all other named executive officers, represents the amount to which such executive would be entitled if the Company had achieved 85.1% of its annual performance target under TAD.

(6)	For Mr. Brandon, represents the amount to which he would be entitled if the Company had achieved 100% of its annual performance incentive target under the Domino’s Pizza Senior Executive Annual Incentive Plan. For all other named executive officers, represents the amount to which such executive would be entitled if the Company had achieved 100% of its annual performance incentive target under TAD.

(7)	For Mr. Brandon, represents the annual maximum amount which Mr. Brandon would be entitled to receive under the Domino’s Pizza Senior Executive Annual Incentive Plan. For all other named executive officers, represents the annual maximum amount to which such executive would be entitled to receive under TAD.

(8)	Consists of awards of restricted Domino’s Pizza, Inc. common stock that vest one-half per year over 2 years beginning on the first anniversary of the grant date.

(9)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 95,000.

(10)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 65,000.

(11)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 35,000.

(12)	This represents one-third of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 40,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information on outstanding option and stock awards for named executive officers as of January 3, 2010:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
David A. Brandon	166,666	—	5.25	01/01/12	(1)	—		—	—	—
	293,333	—	8.66	07/01/13	(1)	—		—	—	—
	133,334	—	2.75	07/13/14	(1)	—		—	—	—
	120,000	60,000	11.52	07/29/15	(1)	—		—	—	—
	100,000	100,000	8.96	07/26/16	(1)	—		—	—	—
	—	—	—			25,000	(5)	209,500	—	—
	62,500	62,500	5.02	01/02/13	(4)	—		—	—	—
	179,999	—	10.06	07/13/14	(2)	—		—	—	—
	90,000	—	12.51	07/29/15	(2)	—		—	—	—
	37,500	—	11.23	07/26/16	(2)	—		—	—	—
	120,000	60,000	10.06	01/02/13	(2)	—		—	—	—
	108,000	162,000	10.06	07/18/17	(2)	—		—	—	—
	—	78,000	8.33	07/23/19	(3)	—		—	—	—
						37,500	(6)	314,250	—	—
						—		—	95,000	796,100
J. Patrick Doyle	26,666	—	5.25	01/01/12	(1)	—		—	—	—
	140,000	—	8.66	07/01/13	(1)	—		—	—	—
	40,000	—	2.75	07/13/14	(1)	—		—	—	—
	20,000	10,000	3.61	02/18/15	(1)	—		—	—	—
	34,000	17,000	11.52	07/29/15	(1)	—		—	—	—
	30,000	30,000	8.96	07/26/16	(1)	—		—	—	—
	40,000	160,000	10.88	07/16/18	(1)	—		—	—	—
	54,000	—	10.06	07/13/14	(2)	—		—	—	—
	18,000	—	10.06	02/18/15	(2)	—		—	—	—
	25,500	—	12.51	07/29/15	(2)	—		—	—	—
	11,250	—	11.23	07/26/16	(2)	—		—	—	—
	41,400	62,100	10.06	07/18/17	(2)	—		—	—	—
	54,000	81,000	10.06	09/14/17	(2)	—		—	—	—
	—	60,000	7.97	07/16/19	(3)	—		—	—	—
									65,000	544,700
Wendy A. Beck	45,000	180,000	10.06	05/19/18	(2)	—		—	—	—
	—	30,000	7.97	07/16/19	(3)	—		—	—	—
									35,000	293,300
Russell J. Weiner	45,000	180,000	10.06	09/22/18	(2)	—		—	—	—
	—	30,000	7.97	07/16/19	(3)	—		—	—	—
									35,000	293,300
L. David Mounts	100,000	50,000	7.79	10/19/15	(1)	—		—	—	—
	30,000	30,000	8.96	07/26/16	(1)	—		—	—	—
	20,000	80,000	10.88	07/16/18	(1)	—		—	—	—
	75,000	—	10.65	10/19/15	(2)	—		—	—	—
	11,250	—	11.23	07/26/16	(2)	—		—	—	—
	41,400	62,100	10.06	07/18/17	(2)	—		—	—	—
	—	30,000	7.97	07/16/19	(3)	—		—	—	—
	—	—	—	—		—		—	40,000	335,200

(1)	Option awards granted 10 years prior to the option expiration date and vest in equal annual installments over 5 years beginning on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(2)	Option awards granted in connection with the Exchange Program, vest over the same period and have the same term as the option awards for which they were exchanged (generally 20% over 5 years and a 10-year term), and were granted with an exercise price no less than $1.00 above the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date the Exchange Program was accepted.

(3)	Option awards granted 10 years prior to the option expiration date and vest in equal annual installments over 3 years beginning on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(4)	Option awards granted 4 years prior to the option expiration date and vest in equal annual installments over 2 years beginning on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(5)	Awards of shares of restricted stock of Domino’s Pizza, Inc. that vest in equal installments over 3 years beginning on the first anniversary of the grant date or upon a change of control.

(6)	Awards of shares of restricted stock of Domino’s Pizza, Inc. that vest in equal installments over 2 years beginning on the first anniversary of the grant date or upon a change of control.

(7)	Awards of performance shares of Domino’s Pizza, Inc. common stock that vest equally over three years in separate tranches. Each vesting tranche contains a performance condition established annually by the Compensation Committee. In order for each tranche to vest such performance condition must be achieved and the named executive officer must be an employee of the Company on such vesting date, except under certain circumstances including death and qualified retirement.

OPTION EXERCISES AND STOCK VESTED

The following table provides information relating to option exercises and stock vesting for named executive officers during 2009:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
David A. Brandon	77,500	413,850	25,000	125,500
J. Patrick Doyle	31,097	268,721	—	—
Wendy A. Beck	—	—	—	—
Russell J. Weiner	—	—	—	—
L. David Mounts	—	—	—	—

(1)	Equals the stock price on the NYSE on exercise date minus the option exercise price multiplied by the number of shares acquired on exercise.

(2)	Equals the stock price on the NYSE on vesting date multiplied by the number of shares acquired on vesting.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

A select group of management or highly compensated employees as defined by the Employee Retirement Income and Security Act of 1974, as amended, are eligible to participate in the Domino’s Pizza Deferred Compensation Plan. The purpose of this plan is to provide supplemental retirement income and to permit eligible employees the option to defer receipt of compensation pursuant to the terms of the Domino’s Pizza Deferred Compensation Plan.

Participants are able to defer a portion of eligible compensation (including base salary and the annual performance incentive). Participants elect a specific date or event (termination) for payment of deferred compensation and the form of the payment, either lump sum or installments. Participants are able to invest their deferrals in a lineup of mutual funds that is the same as the Domino’s Pizza 401(k) Savings Plan lineup, with the exception that the stable value fund in the 401(k) Plan is replaced with a money market fund in the Domino’s Pizza Deferred Compensation Plan.

There were no contributions, earnings, withdrawals, distributions for any of the named executive officers during 2009 nor balances for any of the named executive officers as of January 3, 2010.

POTENTIAL POST EMPLOYMENT PAYMENTS TO EXECUTIVE OFFICERS

Each of the named executive officers is a party to an employment agreement providing for payments in connection with such officer’s termination. Under David A. Brandon’s amended and restated employment agreement, upon involuntary termination by the Company without cause prior to the end of the term of the agreement, or if Mr. Brandon terminates voluntarily for good reason, defined as material diminution of his responsibilities, relocation or the failure of the Company to pay Mr. Brandon, Mr. Brandon will receive an amount equal to two times his then annual salary. Such amount will be paid in a payment equal to six times Mr. Brandon’s base monthly salary made six months after termination of employment and monthly payments equal to Mr. Brandon’s base monthly salary for the next eighteen months as well as a prorated annual performance incentive under the Senior Executive Annual Incentive Plan. Pursuant to the amended and restated employment agreement between the Company and David A. Brandon, dated as of December 3, 2007, Mr. Brandon and his spouse are entitled to continued medical coverage provided by the Company for the remainder of their respective lives upon the termination of Mr. Brandon’s employment with the Company.

Under J. Patrick Doyle’s employment agreement, upon involuntary termination by the Company without cause prior to the end of the term of the agreement, or if Mr. Doyle terminates voluntarily for good reason, defined as material diminution of his responsibilities, relocation or the failure of the Company to pay Mr. Doyle, Mr. Doyle will receive an amount equal to two times his then annual salary. Such amount will be paid in a payment equal to six times Mr. Doyle’s base monthly salary made six months after termination of employment and monthly payments equal to Mr. Doyle’s base monthly salary for the next eighteen months as well as a prorated annual performance incentive under the Senior Executive Annual Incentive Plan.

Under the employment agreements of the other named executive officers, upon involuntary termination prior to the end of the term of the agreement, or if the named executive terminates voluntarily for good reason, defined as material diminution of the executive’s responsibilities, relocation or the failure of the Company to pay the executive, the named executive receives an amount equal to his or her then-base annual base salary paid as follows; a payment equal to six times the named executive’s base monthly salary made six months after termination of employment and monthly payments equal to the executive’s base monthly salary for the next six months. The named executive officers are entitled to a prorated annual performance incentive under the Senior Executive Annual Incentive Plan. In addition, during the severance period, each named executive is entitled to continued medical insurance coverage. Option awards and other benefits are governed by the terms of those programs. Each of the employment agreements contains a two year non-competition and non-solicitation provision.

The terms of the employment agreements of Mr. Brandon and the other named executive officers were established through arms-length negotiations between the Company and each executive. The Company uses peer group compensation surveys and data to establish an acceptable salary range for each executive position and then negotiates with successful candidates to arrive at a fully negotiated base salary. The base salary amounts, other severance amounts and severance periods are established by the Compensation Committee and the Company’s management in order to attract, motivate and retain talented individuals to help the Company achieve its business goals and objectives.

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination happened on January 3, 2010:

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death	Disability	Change in Control (2)

David A. Brandon	Severance Pay	1,770,000	1,770,000	—	—	—	—
	Lifetime Medical Benefit (1)	384,543	384,543	384,543	384,543	384,543	—
	Equity Award Acceleration	—	—	—	—	—	2,267,500

	Total	2,154,543	2,154,543	384,543	384,543	384,543	2,267,500
J. Patrick Doyle	Severance Pay	485,000	485,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	617,000

	Total	485,000	485,000	—	—	—	617,000
Wendy A. Beck	Severance Pay	425,000	425,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	305,600

	Total	425,000	425,000	—	—	—	305,600
Russell J. Weiner	Severance Pay	365,000	365,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	305,600

	Total	365,000	365,000	—	—	—	305,600
L. David Mounts	Severance Pay	415,000	415,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	377,000

	Total	415,000	415,000	—	—	—	377,000

(1)	This represents the current reserve amount in conjunction with the continued medical coverage to which David A. Brandon and his spouse are entitled after termination of Mr. Brandon’s employment with the Company pursuant to the Amended and Restated Employment Agreement between the Company and David A. Brandon, dated as of December 3, 2007. The Company’s reserve at the end of fiscal 2009 and 2008 equaled $291,200.

(2)	This represents the cumulative value of the equity awards that would accelerate upon a change in control. The amount represents the difference between the price of Domino’s Pizza, Inc. common stock at the last business day of the registrant’s last completed fiscal year and the exercise price multiplied by the number of options that would accelerate.

COMPENSATION OF DIRECTORS

For 2009, each Director who was not an employee of the Company was paid a $44,000 annual retainer, plus $2,000 for each Board meeting and $1,500 for each qualified committee meeting attended, including telephonic meetings, for all services, plus reimbursement of expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each meeting attended. Meetings of the Audit, Compensation and the Nominating and Corporate Governance Committees are qualified meetings, as are meetings of any special committees established from time to time. In addition, the Chair of the Audit Committee is paid a retainer of $20,000 per year, the Chair of the Compensation Committee is paid a retainer of $15,000 per year and the Chair of the Nominating and Corporate Governance Committee is paid a retainer of $10,000 per year.

For 2009, Directors who were not employees of the Company or its subsidiaries and are independent Directors also received an annual equity award of stock options under the Company’s 2004 Equity Incentive Plan. In February 2009, each of the then-independent Directors received an annual grant of options to purchase 20,000 shares of Domino’s Pizza, Inc. common stock. The option exercise price for these grants is equal to 100% of the fair market value of Domino’s Pizza, Inc. common stock on the date of grant. Options are granted on the date on which the regularly scheduled Board of Director meeting is held during the Company’s first fiscal quarter. The options granted to Directors have a one-year vesting period and each option is granted for a period of 10 years (subject to special provisions in the case of resignation, retirement or death).

Beginning on February 25, 2010, the following changes were made to the Company’s independent Director compensation framework (1) the annual retainer for each Director was increased to $46,000 and (2) independent Directors received an equity award consisting of 6,000 stock options and 6,000 shares of restricted stock. The stock options and restricted stock granted to Directors have a one-year vesting period and each stock option has an exercise price equal to 100% of the fair market value of Domino’s Pizza, Inc. common stock on the date of grant and is granted for a period of 10 years (subject to special provisions in the case of resignation, retirement or death).

The following table provides information concerning compensation for the Company’s independent Directors during 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert M. Rosenberg	89,000	—	69,735	—	—	—	158,735
Diana F. Cantor	84,000	—	69,253	—	—	—	153,253
Vernon “Bud” O. Hamilton	76,510	—	75,736	—	—	—	146,236
Mark E. Nunnelly	62,000	—	58,038	—	—	—	120,038
Andrew B. Balson	56,500	—	58,038	—	—	—	114,538
Dennis F. Hightower	53,500	—	75,457	—	—	—	128,957

(1)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our Directors. In accordance with SEC requirements, these amounts reflect the fair value of awards issued in fiscal 2009 and the incremental fair value of awards issued under the Exchange Program. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended January 3, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2010.

The following table shows the number of shares underlying outstanding option awards for the Company’s independent Directors as of January 3, 2010:

Name	Outstanding Option Awards
Dennis F. Hightower	71,946
Robert M. Rosenberg	49,250
Vernon “Bud” O. Hamilton	56,000
Diana F. Cantor	49,250
Mark E. Nunelly	29,000
Andrew B. Balson	29,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of January 3, 2010, the end of the Company’s last fiscal year, (a) the number of securities that could be issued upon exercise of outstanding options under the Company’s equity compensation plans, (b) the weighted-average exercise price of outstanding options under such plans, and (c) the number of securities remaining available for future issuance under such plans, excluding securities that could be issued upon exercise of outstanding options.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column(1))
Equity compensation plans approved by security holders	9,893,894	$9.38	6,194,020
Equity compensation plans not approved by security holders	—	—	—

Total	9,893,894	$9.38	6,194,020

(1)	Includes 481,487 shares that may be issued under the Domino’s Pizza Employee Stock Payroll Deduction Plan.

TISM, Inc. Fourth Amended and Restated Stock Option Plan

The TISM, Inc. Fourth Amended and Restated Stock Option Plan (the “TISM Plan”) was adopted by the Board on June 25, 2003 and approved by the Company’s shareholders on June 25, 2003. At January 3, 2010, under the TISM Plan, there were outstanding options to purchase 1,189,531 shares of non-voting common stock at a weighted average exercise price equal to $7.72 per share, all of which were exercisable. In connection with the Domino’s Pizza initial public offering in July 2004, the Company amended the TISM Plan to terminate the ability to issue additional options under the TISM Plan. Outstanding awards previously granted under the Company’s existing stock option plan will continue to be governed by such plan. The non-voting common stock issuable upon exercise of all such options is convertible into shares of Domino’s Pizza, Inc. common stock upon transfer to a non-affiliate of the holder or otherwise in a brokerage transaction.

Domino’s Pizza, Inc. 2004 Equity Incentive Plan

The Domino’s Pizza, Inc. 2004 Equity Incentive Plan was adopted by the Board on June 1, 2004 and approved by the Company’s shareholders, an Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) was approved by shareholders at the 2008 Annual Meeting of Shareholders and a further amendment to the 2004 Plan was approved by shareholders at the 2009 Annual Meeting of Shareholders. The current outstanding options issued under the 2004 Plan prior to July 2009 generally vest ratably over a five-year period and the current outstanding options issued under the 2004 Plan beginning in July 2009 generally vest ratably over a three-year period. As of January 3, 2010 there were 8,704,363 options at a weighted average exercise price equal to $9.60 per share of which 4,052,333 were exercisable at a weighted average exercise price equal to $9.62 per share, 140,980 shares of restricted stock and 689,000 performance shares currently issued and outstanding under the 2004 Plan and a total of 5,712,533 authorized but unissued shares under the 2004 Plan.

Under the 2004 Plan and TISM Plan, there were a total of 10,723,874 options, performance shares and shares of restricted stock currently issued and outstanding and a total of 5,241,864 of such options were fully vested.

The Board may make grants to employees, directors, consultants and other service providers. The number of shares reserved for issuance under the 2004 Plan includes (1) 15,600,000 shares of common stock plus (2) any shares returned to the 2004 Plan as a result of termination of options that were granted under the 2004 Plan (by reason of forfeiture), plus shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an award.

The maximum number of shares of stock for which options may be granted to any person in any calendar year or that may be delivered to any person in any calendar year will each be 1,000,000. Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the 2004 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory stock options granted under the 2004 Plan is determined by the Administrator, but with respect to non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the exercise price must be at least equal to the fair market value of Domino’s Pizza, Inc. common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the 2004 Plan may not exceed ten years.

EXECUTIVE AGREEMENTS

The Company has entered into employment agreements (“Executive Agreements”) with each of the named executive officers referenced in the Summary Compensation Table, above. The Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these named executive officers during their respective terms of employment and in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company.

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% OR GREATER SHAREHOLDERS

Review and Approval of Related Person Transactions

The Company reviews relationships and transactions in which the Company and its Directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Company does not currently have a specific written policy on the review, approval or ratification of transactions required to be reported under Section 404(a) of Regulation S-K but the Company has enacted a Code of Business Conduct and Ethics for Directors, Officers and Employees as well as Corporate Governance Principles, both of which contain provisions relating to possible conflicts of interest of employees, Directors and officers of the Company. The Company’s Board of Directors is to review, approve or ratify any potential related person transaction and consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company, whether the transaction would impair the judgment of a director or officer of the Company and any other matters deemed important. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in the Company’s Proxy Statement.

Stockholders Agreements

In connection with the 1998 recapitalization, the Company entered into a number of stockholders agreements. The first agreement was entered into with investment funds affiliated with Bain Capital, LLC and specified other investors, shareholders and executive officers. In connection with the Domino’s Pizza initial public offering, all of the stockholders agreements were amended to eliminate the voting agreement and the negative covenants contained therein and all of the other provisions of these agreements, other than provisions relating to registration rights, terminated by operation of the applicable agreement. The registration rights provide for demand registration rights for the investment funds affiliated with Bain Capital, LLC and for piggyback registration rights for all shareholders that are party to that stockholders agreement. The second stockholders agreement was entered into with all of the current employee shareholders. This agreement contained a provision that terminated all of the other provisions of the agreement, other than the registration rights provisions, upon the Domino’s Pizza initial public offering. The registration rights provisions provide for piggyback registration rights for all such shareholders. The remaining stockholders agreements were entered into with each of the Company’s current franchisee shareholders. Each of these agreements contained a provision under which all of the other provisions of the agreement, other than the registration rights provisions, terminated at the Domino’s Pizza initial public offering. The registration rights provisions provide for piggyback registration rights for all such shareholders. Each of the stockholders agreements includes customary indemnification provisions in favor of any person who is or might be deemed a controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, who the Company refers to as controlling persons, and related parties against liabilities under the Securities Act incurred in connection with the registration of any of the Company’s debt or equity securities. These provisions provide indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by the Company under the securities laws relating to any such registrations. Domino’s agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that the Company will not be required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.

Time Sharing Agreement with David Brandon for Use of Corporate Aircraft

In accordance with the terms of the Amended and Restated Time Sharing Agreement between Domino’s Pizza LLC and David Brandon, dated as of February 25, 2008, Mr. Brandon is entitled to 35 hours per year of personal use of the Company aircraft without charge and he shall pay the Company for any personal use in excess of the 35 hours. For 2009, Mr. Brandon’s personal use of the Company aircraft did not exceed the provided 35 hours of personal use and therefore he did not reimburse the Company for any use.

Time Sharing Agreement with Patrick Doyle for Use of Corporate Aircraft

In accordance with the terms of the Time Sharing Agreement between Domino’s Pizza LLC and J. Patrick Doyle, dated as of February 25, 2010, Mr. Doyle is entitled to 35 hours per year of personal use of the Company aircraft without charge and he shall pay the Company for any personal use in excess of the 35 hours.

Provision of Supply Chain Services

On November 6, 2008, Domino’s Pizza, through a subsidiary entity, entered into an agreement with National DCP LLC (“NDCP”) to begin providing supply chain services to certain Dunkin’ Donut and Baskin-Robbins stores in an arm’s length transaction. NDCP is an entity established to manage the supply chain services for the franchise system of Dunkin’ Brands, Inc. Two members of the Company’s Board of Directors, Andrew Balson and Mark Nunnelly, serve on the board of directors of Dunkin’ Brands, Inc. and are employed by Bain Capital Partners, LLC. In addition, investment funds affiliated with Bain Capital Partners, LLC have significant holdings in the stock of Domino’s Pizza, Inc. and Dunkin’ Brands, Inc. In 2009, Domino’s earned $246,081 of revenues for the supply chain services provided in the provision of food, equipment and supplies to Dunkin’ Donuts and Baskin-Robbins stores. This agreement was mutually terminated at the end of fiscal 2009.

International Master Franchise Sale

In December 2009, the Domino’s Pizza Master Franchisee for Japan, Higa Industries Co., entered into an agreement to sell (the “Japan Agreement”) the controlling interest of such Master Franchisee to funds sponsored by Bain Capital Partners, LLC. Two members of the Company’s Board of Directors, Andrew Balson and Mark Nunnelly, are employed by Bain Capital Partners, LLC and investment funds affiliated with Bain Capital Partners, LLC have significant holdings in the stock of Domino’s Pizza, Inc. Messrs. Balson and Nunnelly do not serve as officers or directors or otherwise as a party of the management team of the Japan Master Franchisee.

PROPOSAL TWO: APPROVAL OF THE AMENDED AND RESTATED DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

Overview

The Company is seeking shareholder approval of the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan (the “Amended Plan”) that amends and restates the original Domino’s Pizza Senior Executive Annual Incentive Plan (the “Plan”) as approved by the shareholders on May 3, 2006.

Background

United States tax laws do not allow a publicly-held company to obtain tax deductions for compensation of more than $1 million paid in any year to its highly compensated executive officers unless the payments are “performance-based” for purposes of the Internal Revenue Code. To qualify, shareholders must approve the material terms of the performance goals for such compensation at least every five years. The Company proposes to use the Amended Plan to grant annual performance incentives to its named executive officers and other executive officers of the Company.

Purpose

The purpose of this Amended Plan is to advance the interests of the Company by enhancing the ability of the Company to attract and retain management and employees who are in a position to make significant contributions to the success of the Company and to reward such individuals for their contributions. Performance-based awards are an important part of the Company’s compensation system.

Description of the Plan

The following paragraphs provide a summary of the principal features of the Amended Plan. The summary is qualified in its entirety by reference to the complete text of the Amended Plan which is attached as Annex A hereto.

Number of Participants

Under the Amended Plan, the Compensation Committee will establish the Company executives eligible for annual performance incentives on an annual basis. The Compensation Committee established that thirteen Company executives may be eligible for annual performance incentives in 2010. Those executives are: David A. Brandon, J. Patrick Doyle, Wendy A. Beck, Russell J. Weiner, L. David Mounts, Scott R. Hinshaw, Lynn M. Liddle, Michael T. Lawton, Christopher K. McGlothlin, Kenneth B. Rollin, Ahsan M. Sheikh, James G. Stansik and Patricia A. Wilmot.

Awards

Under the Amended Plan, the Compensation Committee may grant annual performance incentives (“Awards”) to those employees of the Company or its subsidiaries designated by the Compensation Committee who are executive officers or who otherwise are members of senior management of the Company (“Eligible Employees”). The recipient of an Award (a “Participant”) will become entitled to a cash payment if certain performance goals (described below) for the performance period, as established by the Compensation Committee, are satisfied. For the Award, the amount of the cash payment is to be based on the extent to which the performance goals are achieved. At the time an Award is granted to a Participant, the Committee shall establish, with respect to the Award, (i) a target amount, expressed as a percentage of the Participant’s base salary for such Performance Period; (ii) the performance goal(s) for the Performance Period with respect to the Award; (iii) the payments to be made with respect to various levels of achievement of the performance goal(s) for the Performance Period; and (iv) whether the Award is intended to satisfy the requirements for performance-based compensation (as described below).

Performance-Based Compensation

A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” are not included in the $1 million limit. The Committee may designate any Award under the Senior Incentive Plan as intended to be “performance-based compensation.” Any Awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m).

Plan Benefits

The Compensation Committee has the sole discretion to set the performance goals for Awards under the Amended Plan. For this reason, the Company cannot determine the Awards that might be received by Eligible Employees under the Amended Plan. For 2010 the Amended Plan covers only the executive officers listed above. No other executive officers, non-executive Directors or non-executive employees would be eligible for awards under the Amended Plan.

Administration

The Amended Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the authority to: (a) determine the Participants in the Amended Plan for any Performance Period; (b) determine the amount of the Awards for any Performance Period; (c) determine, modify or waive the terms and conditions of each Award; and (d) interpret the Amended Plan and any terms and conditions associated with any Award granted under the Amended Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Amended Plan or any Award granted under the Amended Plan. The Compensation Committee may amend, suspend or discontinue the Senior Amended Plan and the Eligible Employees at any time or times, subject to applicable law and the receipt of any required regulatory approvals and, where required by applicable law, subject to approval by the stockholders of the Company.

Required Votes

This proposal to approve the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan will be approved by the Company’s shareholders if the votes cast in favor of this proposal exceed the votes cast against the proposal. If the Company’s shareholders do not approve this proposal, the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan will not be approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the common shares represented at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountants for the current year. Under applicable law, listed company rules and the Company’s By-Laws, abstentions are counted as present; the effect of an abstention is the same as a “no” vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of independent registered public accountants.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Committee determines such action to be necessary or desirable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CURRENT YEAR

OTHER MATTERS

Attending the Annual Meeting

The Annual Meeting will take place at Domino’s Pizza’s World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2011, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than November 23, 2010 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 Attention: Adam J. Gacek, Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals other than Pursuant to Rule 14a-8

Under the Company’s By-Laws any shareholder of record of Domino’s Pizza, Inc. entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Secretary of Domino’s Pizza at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and such beneficial owner and (b) the number of shares of common stock that are held of record by such shareholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of shareholder proposals for submission to the Domino’s Pizza Annual Meeting of Shareholders without inclusion in the Company’s 2010 Proxy Statement is February 28, 2011. Unless such notice is received by Domino’s Pizza at its corporate headquarters, Attention: Adam J. Gacek, Corporate Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

Interested Persons and Shareholder Communications to the Board of Directors

Shareholders and interested persons may communicate with the Board or one or more Directors by sending a letter addressed to the Board or to any one or more Directors in care of Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, in an envelope clearly marked “shareholder communication.” The Corporate Secretary’s office will forward such correspondence unopened to either Ms. Cantor or to another independent Director as the Board may specify from time to time, unless the envelope specifies that it should be delivered to another Director.

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Domino’s Pizza, Inc., Investor Relations, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, or calling Investor Relations at (734) 930-3008.

General Information

A copy of Form 10-K as filed with the Securities and Exchange Commission will be sent to any shareholder without charge upon written request addressed to Investor Relations, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Management knows of no other business which may be properly brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

It is important that Proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the Proxy in the enclosed stamped, self-addressed envelope, or to vote electronically as described on page 1 of this proxy statement.

By order of the Board of Directors.

Adam J. Gacek Secretary

Annex A

AMENDED AND RESTATED DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

(2010 AMENDMENT AND RESTATEMENT)

The following sets forth the terms and conditions of the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan (2010 Amendment and Restatement).

1.	Purpose

The purpose of the Plan is to advance the interests of the Company and its subsidiaries by enhancing the ability of the Company and its subsidiaries to attract and retain management and employees who are in a position to make significant contributions to the success of the Company and its subsidiaries and to reward such individuals for their contributions.

2.	Defined Terms

In the Plan, the following terms have the following meanings:

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, controls or is controlled by or is under common control with such Person.

(b)	“Award” means an award under the Plan. All Award payments shall be in cash.

(c)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(d)	“Committee” means the compensation committee of the board of directors of the Company, as such committee is from time to time constituted and which, for purposes of meeting certain requirements of Section 162(m) of Code and any regulations promulgated thereunder (including Treas. Regs. Section 1.162-27(e)(3)), may be deemed to be any subcommittee of the Committee to which the Committee has delegated its duties and authority under the Plan consisting solely of at least two “outside directors,” as defined under Section 162(m) of the Code and the regulations promulgated thereunder.

(e)	“Company” means Domino’s Pizza, Inc. and any successor.

(f)	“Participant” means, with respect to each Performance Period, each executive officer and other senior employee of the Company or any of its subsidiaries who is selected by the Committee to participate in the Plan with respect to such Performance Period.

(g)	“Performance Measure” means an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; net income; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Measure need not be based upon an increase, a positive or improved result or avoidance of loss. A Performance Measure shall be determined in accordance with Section 4.1.

(h)	“Performance Period” means the period over which performance with respect to an Award is to be measured.

(i)	“Person” means any individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or other entity or group.

(j)	“Plan” means this Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan as amended and in effect from time to time.

3.	Administration and Amendment

3.1. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) determine the Participants for any Performance Period, (b) determine the amount of the minimum, target, maximum or other opportunity amounts under any Award, (c) determine, modify or waive the terms and conditions of each Award; and (d) interpret the Plan and any terms and conditions associated with any Award and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any Award. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Committee will exercise its discretion consistent with qualifying Awards for that exception. Determinations of the Committee made under the Plan shall be conclusive and shall bind all parties.

3.2. Amendment. The Committee may amend, suspend or discontinue the Plan at any time or times, subject to shareholder approval if so required by applicable law (including the Code) or stock exchange rules. No such amendment shall adversely affect the rights of any Participant as to any Award opportunity previously granted under the Plan without the consent of the affected Participant.

4.	Establishment of Award Opportunities and Performance Goals

4.1. In General. The Committee shall determine, in respect of each Award opportunity, the Performance Period over which performance in respect of such Award opportunity is to be measured, the Performance Measures to be used in measuring performance, and for each level of possible achievement under the Performance Measures so established, the Award amount (or the maximum Award amount) to be paid to each Participant. Except as the Committee otherwise determines and subject to the provisions of the Plan, the foregoing determinations shall be established not later than 90 days after the commencement of the Performance Period (or, in the case of a Performance Period of less than 12 months’ duration, not later than by the end of the first 25% of such period).

4.2. Maximum Award Amount. The maximum amount that may be paid to any Participant under any Award or Awards for any fiscal year or portion thereof shall be $5,000,000.

4.3. No Right to Participate. Nothing in the Plan shall be deemed to create any obligation on the part of the Committee to select any executive officer or senior employee as a Participant for any Performance Period, or to confer upon any Participant in the Plan the right to remain a Participant in the Plan on the same terms or conditions, or at all, for any subsequent Performance Periods.

5.	Payment of Awards

Payment of any Award shall be made, if at all, not later than by March 15 of the calendar year following the calendar year in which or with which ends the applicable Performance Period. In the case of an Award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, no payment shall be made unless the Committee shall first have certified achievement of the applicable Performance Measures at a level sufficient to support the payment of such amount, based on the terms of the Plan and the determinations established by the Committee pursuant to Section 4.1 above.

6.	Operation of the Plan

6.1. Compliance with Applicable Law. As a condition of participating in the Plan, each Participant agrees to comply with all applicable laws and agrees to furnish to the Company all information and undertakings as may be required to permit compliance by the Company with applicable law.

6.2. Withholding. The Company may withhold from any payment under the Plan all taxes and other assessments, if any, determined by the Company to be required to be withheld.

7.	Merger or Combination.

If (a) the Company merges into or combines with any other entity and, immediately following such merger or combination, any Person or group of Persons acting in concert holds 50% or more of the voting power of the entity surviving such merger or combination (other than any Person or group of Persons which held 50% or more of the Company’s voting power immediately prior to such merger or combination or any Affiliate of any such Person or member of such group); (b) any Person or group of Persons acting in concert acquires 50% or more of the Company’s voting power; or (c) the Company sells all or substantially all of its assets or business for cash or for securities of another Person or group of Persons (other than to any Person or group of Persons which held 50% or more of the Company’s total voting power immediately prior to such sale or to any Affiliate of any such Person or any member of such group), then, unless the Committee provides for the continuation or assumption of some or all unpaid Awards or for the grant of new awards in substitution therefor (which need not be payable in cash) by the surviving entity or acquiror, in each case on such terms and subject to such conditions as the Committee may determine, with respect to any Award that is not so assumed or continued: (i) the then current Performance Period shall be deemed to end on the last day which is the last day of a fiscal quarter occurring on or prior to the effective date of the merger, combination or sale (or if the Committee in its sole discretion determines that it can make a reasonable determination of performance through such effective date, the current Performance Period shall be deemed to end on such effective date); (ii) the target Award amounts shall be prorated (to the extent proration would be applicable to such amount) for the number of days in such shortened Performance Period; and (iii) the amount of any so prorated Awards for such shortened period shall be determined and the Company shall pay, within twelve months following the effective date of such transaction (but in no event later than March 15 of the calendar year following the calendar year containing the effective date of such transaction), such prorated Award to each Participant in respect of such shortened Performance Period.

8.	Termination of Employment

If a Participant ceases to be employed by the Company or any of its Subsidiaries prior to the end of any Performance Period as a result of resignation, dismissal or any other reason, the Participant shall immediately cease to participate in the Plan and shall not be entitled to receive any payment for any Award in respect of such Performance Period.

9.	Rights of Participants

9.1. No Right to Continue as Officer or Employee. Neither the adoption of the Plan nor the selection of any Participant as a Participant shall confer any right to continue as an officer or employee of the Company or any of its subsidiaries, or affect in any way the right of the Company or any of its subsidiaries to terminate the Participant’s employment at any time. Neither any period of notice, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

9.2. No Trust or Fiduciary Relationship. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and any Participant or be construed as requiring the Company or any subsidiary or affiliate of the Company to establish a trust or otherwise to set aside assets to fund the payment of Awards hereunder. A Participant’s right to receive payment from the Company in respect of any Award shall be no greater than the right of any unsecured general creditor of the Company.

9.3. No Assignment by Participants. The interest of any Participant under the Plan or in any Award shall not be transferable or alienable by such Participant either by pledge, assignment or in any other manner, except that in the event of a Participant’s death following the completion of a Performance Period but prior to the payment of an Award with respect to such Performance Period it shall inure to the benefit of and be binding upon the Participant’s estate (or beneficiary if one has been designated to the Company in writing prior to such death).

10.	Miscellaneous

10.1. Severability. Any term or provision of the Plan that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, it is the intent of the Company that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

10.2. Certain Adjustments. In respect of an Award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, the Committee may establish, not later than by the deadline for establishing the determinations under Section 4.1 above, objectively determinable and automatic adjustments that shall apply to the measurement of performance under such Award upon the occurrence of such events (not within the discretion of the Company or its subsidiaries) as the Committee shall also have established by such deadline. For example, but without limitation, the Committee under authority of this Section 10.2 could establish at or prior to the grant of a timely granted Award opportunity intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code that any measure of earnings applicable to such Award would automatically be adjusted to take into account an applicable change in GAAP that applies to the Performance Period. With respect to Awards not intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, the Committee may make such adjustments to the measures of performance, and at such time or times, as it determines in its discretion.

10.3. Governing Law. The Plan and all actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

11.	Effective Date of Plan

The Plan as herein amended and restated shall apply to all Award opportunities granted after January 1, 2010. No payment of an Award granted under this amended and restated Plan shall take effect unless and until the Plan shall have been approved by the Company’s shareholders in accordance with Section 162(m) of the Code.

Annex B

Domino’s Pizza, Inc.

Officers and Directors

Executive Officers

J. Patrick Doyle

President, Chief Executive Officer and Director

Wendy A. Beck

Executive Vice President of Finance and Chief Financial Officer

Scott R. Hinshaw

Executive Vice President of Franchise Operations and Franchise Development

Michael T. Lawton

Executive Vice President of International

Lynn M. Liddle

Executive Vice President of Communications and Investor Relations

Christopher K. McGlothlin

Executive Vice President and Chief Information Officer

L. David Mounts

Executive Vice President of Supply Chain Services

Kenneth B. Rollin

Executive Vice President and General Counsel

Ahsan M. Sheikh

Executive Vice President of Team U.S.A.

James G. Stansik

Executive Vice President of Franchise Relations

Russell J. Weiner

Executive Vice President of Build the Brand and Chief Marketing Officer

Patricia A. Wilmot

Executive Vice President of PeopleFirst

Board of Directors

David A. Brandon

Chairman of the Board and Director

Andrew B. Balson

Director

Diana F. Cantor

Director

James A. Goldman

Director

Vernon “Bud” O. Hamilton

Director

Mark E. Nunnelly

Director

Robert M. Rosenberg

Director

Gregory A. Trojan

Director

B-1

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	For ALL	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
	☐	☐	☐

1. Election of Directors
Nominees:

01 J. Patrick Doyle	02 James A. Goldman			03 Gregory A. Trojan

The Board of Directors recommends you vote FOR the following proposal(s):					For	Against	Abstain

2 Approval of the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan.					☐	☐	☐

3 Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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DOMINO’S PIZZA, INC.

Annual Meeting of Shareholders

April 28, 2010 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints J. Patrick Doyle, Wendy A. Beck and Adam J. Gacek, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Domino’s Pizza, Inc. to be held at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, on Wednesday, April 28, 2010, and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side